                 PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.

                       Statement of Additional Information

                               dated May 31, 2001


     Prudential High Yield Total Return Fund, Inc. (the Fund) is an open-end, diversified management investment company whose investment objective is total return through high current income and capital appreciation. The Fund seeks to achieve its objective by investing primarily in high-yield fixed-income securities. Under normal circumstances, the Fund intends to invest at least 65% of its total assets in such securities. There can be no assurance that the Fund's investment objective will be achieved. See "Description of the Fund, Its Investments and Risks."

     The Fund's address is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, and its telephone number is (800) 225-1852.

     This Statement of Additional Information is not a prospectus and should be read in conjunction with the Fund's Prospectus dated May 31, 2001, a copy of which may be obtained at no charge from the Fund upon request at the address or telephone number noted above. The Fund's audited financial statements for the fiscal year ended March 31, 2001, are incorporated into this Statement of Additional Information by reference to the Fund's 2001 annual report to shareholders (File No. 333-23593 and 811-08101). You may obtain a copy of the Fund's annual report at no charge by request to the Fund at the address or telephone number noted above.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Fund History...........................................................   B-2
Description of the Fund, Its Investments and Risks.....................   B-2
Investment Restrictions................................................   B-23
Management of the Fund.................................................   B-24
Control Persons and Principal Holders of Securities....................   B-27
Investment Advisory and Other Services.................................   B-27
Brokerage Allocation and Other Practices...............................   B-32
Capital Shares, Other Securities and Organization......................   B-34
Purchase, Redemption and Pricing of Fund Shares........................   B-34
Shareholder Investment Account.........................................   B-44
Net Asset Value........................................................   B-48
Taxes, Dividends and Distributions.....................................   B-49
Performance Information................................................   B-51

Financial Statements...................................................   B-53

Appendix I--Historical Performance Data................................   I-1
Appendix II--General Investment Information............................   II-1

Appendix III--Information Relating to Portfolio Securities.............   III-1

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MF181B

                                  FUND HISTORY

     The Fund was incorporated in Maryland on February 18, 1997. Prudential Distressed Securities Fund, Inc. merged into the Fund in January 2000. There was no material change in the operation of the Fund as a result of the merger.


               DESCRIPTION OF THE FUND, ITS INVESTMENTS AND RISKS

(A) CLASSIFICATION. The Fund is a diversified, open-end management investment company.

(B) AND (C) INVESTMENT STRATEGIES, POLICIES AND RISKS. The Fund's investment objective is total return through high current income and capital appreciation. The Fund will seek to achieve its objective by investing primarily in high-yield fixed-income securities. Under normal circumstances, the Fund intends to invest at least 65% of its total assets in such securities. The Fund may also invest in any other securities believed by the investment adviser to be consistent with the Fund's investment objective, including preferred stocks, equity-related securities, which may be attached to or included in a unit with fixed-income securities at the time of purchase, convertible securities, loan participations and assignments, trade claims, higher rated fixed-income securities, futures contracts and options thereon, other derivatives and certain other investments described in the Prospectus and this Statement of Additional Information. There can be no assurance that the Fund's investment objective will be achieved. See "How the Fund Invests--Investment Objective and Policies" in the Prospectus.

     While the principal investment policies and strategies for seeking to achieve the Fund's objective are described in the Fund's Prospectus, the Fund may from time to time also use the securities, instruments, policies and principal and non-principal strategies described below in seeking to achieve its objective.

HIGH-YIELD (JUNK) DEBT SECURITIES

     Low-rated fixed-income securities are securities rated below Baa by Moody's Investors Service (Moody's) or BBB by Standard & Poor's Rating Group (Standard & Poor's), or comparably rated by any other Nationally Recognized Statistical Rating Organization (NRSRO). Low-rated and comparable unrated securities tend to offer higher yields than higher rated securities with the same maturities because the historical financial condition of the issuers of such securities may not have been as strong as that of other issuers. Such high-yield securities are commonly known as junk bonds. Since lower rated securities generally involve greater risks of loss of income and principal than higher rated securities, investors should consider carefully the relative risks associated with investments in securities which carry lower ratings and in comparable unrated securities. Changes in economic or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments in bonds rated below Baa or BBB than is the case with higher grade bonds. Corporate bonds rated below Baa by Moody's and BBB by Standard & Poor's are considered speculative. Investment in these securities is a long-term investment strategy and, accordingly, investors in the Fund should have the financial ability and willingness to remain invested for the long term.

     Fluctuations in the prices of fixed-income securities may be caused by, among other things, the supply and demand for similarly rated securities. In addition, the prices of fixed-income securities fluctuate in response to the general level of interest rates. Fluctuations in the prices of portfolio securities subsequent to their acquisition will not affect cash income from such securities but will be reflected in the Fund's net asset value (NAV).

     The investment adviser will attempt to reduce these risks through diversification of the portfolio and by analysis of each issuer and its ability to make timely payments of income and principal, as well as broad economic trends in corporate developments. The investment adviser will not rely principally on the ratings assigned by the rating services, although such ratings will be considered by the investment adviser. A description of corporate bond ratings is contained in Appendix A to the Prospectus. Ratings of fixed-income securities represent the rating agencies' opinions regarding their credit quality and are not a guarantee of quality. Rating agencies attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value. Also, rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an issuer's current financial condition may be better or worse than a rating indicates. Therefore, the investment adviser will also consider, among other things, the financial history and condition, the prospects and the management of an issuer in selecting securities for the Fund's portfolio. Since some issuers do not seek ratings for their securities, non-rated securities will also be considered for investment by the Fund only when the investment adviser believes that the financial condition of the issuers of such securities and/or the protection afforded by the terms of the securities themselves limit the risk to the Fund to a degree comparable to that of rated securities that are consistent with the Fund's objective and policies.

RISKS RELATING TO INVESTING IN HIGH-YIELD (JUNK) DEBT SECURITIES

     Fixed-income securities are subject to the risk of an issuer's inability to meet principal and interest payments on the obligations (credit risk) and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (market risk). Lower rated or similar unrated (that is, high-yield or junk) securities are more likely to react to developments affecting market and credit risk than are more highly rated securities, which react primarily to movements in the general level of interest rates. The investment adviser considers both credit risk and market risk in making investment decisions for the Fund. The achievement of its investment objective may be more dependent on the investment adviser's own credit analysis than is the case for higher quality bonds. Investors should carefully consider the relative risks of investing in high-yield securities and understand that such securities are not generally meant for short-term investing.

     Under adverse economic conditions, there is a risk that highly leveraged issuers may be unable to service their debt obligations or to repay their obligations upon maturity. During an economic downturn or recession, securities of highly leveraged issuers are more likely to default than securities of higher rated issuers. In addition, the secondary market for high-yield junk securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities. Under adverse market or economic conditions, the secondary market for high-yield junk securities could contract further, independent of any specific adverse changes in the condition of a particular issuer. As a result, the investment adviser could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded. Prices realized upon the sale of such lower rated or unrated securities, under these circumstances, may be less than the prices used in calculating the Fund's NAV. Under circumstances where the Fund owns the majority of an issue, market and credit risks may be greater. Moreover, from time to time, it may be more difficult to value high-yield junk securities than more highly rated securities.

     In addition to the risk of default, there are the related costs of recovery on defaulted issues. The investment adviser will attempt to reduce these risks through diversification of the portfolio and by analysis of each issuer and its ability to make timely payments of income and principal, as well as broad economic trends in corporate developments.

     Since investors generally perceive that there are greater risks associated with the lower rated securities of the type in which the Fund may invest, the yields and prices of such securities may tend to fluctuate more than those for higher rated securities. In the lower quality segments of the fixed-income securities market, changes in perceptions of issuers' creditworthiness tend to occur more frequently and in a more pronounced manner than do changes in higher quality segments of the fixed-income securities which, as a general rule, fluctuate in response to the general level of interest rates.

     Certain of the high-yield fixed-income securities in which the Fund may invest may be purchased at a market discount. The Fund does not intend to hold such securities until maturity unless current yields on these securities remain attractive. Capital losses may be recognized when securities purchased at a premium are held to maturity or are called or redeemed at a price lower than their purchase price. Capital gains or losses may also be recognized for federal income tax purposes on the retirement of such securities or may be recognized upon the sale of securities.

     Lower rated or unrated debt obligations also present risks based on payment expectations. If an issuer calls the obligation for redemption, the Fund may have to replace the security with a lower yielding security, resulting in a decreased return for investors.

ZERO COUPON, PAY-IN-KIND OR DEFERRED PAYMENT SECURITIES

     The Fund may invest in zero coupon, pay-in-kind or deferred payment securities. Zero coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity on the particular interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Upon maturity, the holder is entitled to receive the par value of the security. While interest payments are not made on such securities, holders of such securities are deemed to have received income ("phantom income") annually, notwithstanding that cash may not be received currently. The effect of owning instruments which do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at the same rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder's ability to reinvest at higher rates in the future. For this reason, some of these securities may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities which pay interest currently, which fluctuation increases the longer the period to maturity. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash. The Fund accrues income with respect to these securities for federal income tax and accounting purposes prior to the receipt of cash payments. Pay-in-kind securities are securities that have interest payable by delivery of additional securities. Upon maturity, the holder is entitled to receive the aggregate par value of the securities. Deferred payment securities are securities that remain a zero coupon security until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals. Zero coupon, pay-in-kind and deferred payment securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparable rated securities paying cash interest at regular intervals.

     In addition to the above described risks, there are certain other risks related to investing in zero coupon, pay-in-kind and deferred payment securities. During a period of severe market conditions, the market for such securities may become even less liquid. In addition, as these securities do not pay cash interest, the Fund's investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Fund's portfolio. Further, to maintain its qualification for pass-through treatment under the federal tax laws, the Fund is required to distribute income to its shareholders and, consequently, may have to dispose of its portfolio securities under disadvantageous circumstances to generate the cash, or may have to leverage itself by borrowing the cash to satisfy these distributions, as they relate to the distribution of phantom income and the value of the paid-in-kind interest. The required distributions will result in an increase in the Fund's exposure to such securities.

FOREIGN SECURITIES

     The Fund may invest up to 35% of its total assets in equity and fixed-income securities of foreign government and other foreign issuers denominated in U.S. dollars and up to 5% of its total assets in foreign currency-denominated securities issued by foreign or domestic issuers. American and global depositary receipts are not included in this 35% limitation. American Depositary Receipts (ADRs), European Depositary Receipts (EDRs), Global Depositary Receipts (GDRs) and other types of depositary receipts evidence ownership of underlying securities issued by a foreign corporation that have been deposited with a depositary or custodian bank, typically a U.S. bank or trust company. Depositary receipts may be issued in connection with an offering of securities by the issuer of the underlying securities or issued by a depositary bank as a vehicle to promote investment and trading in the underlying securities. While depositary receipts may not necessarily be denominated in the same currency as the underlying securities, the risks associated with foreign securities also generally apply to depositary receipts.

     FOREIGN GOVERNMENT SECURITIES. Foreign government securities include debt securities issued or guaranteed, as to payment of principal and interest, by governments, quasi-governmental entities, governmental agencies, supranational entities and other governmental entities (collectively, Government Entities) denominated in U.S. dollars or foreign currencies. A "supranational entity" is an entity constituted by the national governments of several countries to promote economic development. Examples of such supranational entities include, among others, the World Bank (International Bank for Reconstruction and Development), the European Investment Bank and the Asian Development Bank. Debt securities of "quasi-governmental entities" are issued by entities owned by a national, state, or equivalent government or are obligations of a political unit that are not backed by the national government's "full faith and credit" and general taxing powers. Examples of quasi-governmental entities include, among others, the Province of Ontario and the City of Stockholm. Foreign government securities also include mortgage-backed securities issued by Government Entities.

     BRADY BONDS. The Fund is permitted to invest in debt obligations commonly known as "Brady Bonds" which are created through the exchange of existing commercial bank loans to foreign entities for new obligations in connection with debt restructurings under a plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the Brady Plan). Brady Bonds have been issued in connection with the restructuring of the bank loans, for example, of the governments of Mexico, Venezuela and Argentina.

     Brady Bonds have been issued relatively recently, and, accordingly, do not have a long payment history. They may be collateralized or uncollateralized and issued in various currencies (although most are dollar-denominated) and they are actively traded in the over-the-counter secondary market.

     Dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal due at maturity by U.S. Treasury zero coupon obligations which have the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of rolling interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to "value recovery payments" in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (1) the collateralized repayment of principal at final maturity; (2) the collateralized interest payments; (3) the uncollateralized interest payments; and (4) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk"). In the event of a default with respect to collateralized Brady Bonds as a result of which the payment obligations of the issuer are accelerated, the U.S. Treasury zero coupon obligations held as collateral for the payment of principal will not be distributed to investors, nor will such obligations be sold and the proceeds distributed. The collateral will be held by the collateral agent to the scheduled maturity of the defaulted Brady Bonds, which will continue to be outstanding, at which time the face amount of the collateral will equal the principal payments which would have then been due on the Brady Bonds in the normal course. In addition, in light of the residual risk of Brady Bonds and, among other factors, the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, investments in Brady Bonds are to be viewed as speculative.

RISK FACTORS AND SPECIAL CONSIDERATIONS OF INVESTING IN FOREIGN SECURITIES

     Foreign securities involve certain risks, which should be considered carefully by an investor in the Fund. These risks include political or economic instability in the country of the issuer, the difficulty of predicting international trade patterns, the possibility of imposition of exchange controls, the seizure or nationalization of foreign deposits and the risk of foreign currency fluctuations. Such securities may be subject to greater fluctuations in price than securities issued by U.S. corporations or issued or guaranteed by the U.S. Government, its instrumentalities or agencies. In addition, there may be less publicly available information about a foreign issuer or government than about a domestic issuer or the U.S. Government. Foreign issuers generally are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to domestic issuers. There is generally less government regulation of securities exchanges, brokers and listed companies abroad than in the United States and, with respect to certain foreign countries, there is a possibility of expropriation or confiscatory taxation or diplomatic development that could affect investment in those countries. The Fund believes that in many instances such foreign fixed-income securities may provide higher yields than securities of domestic issuers which have similar maturities and quality. Many of these investments currently enjoy increased liquidity, although, under certain market conditions, such securities may be less liquid than the securities of U.S. corporations, and are certainly less liquid than securities issued or guaranteed by the United States Government, its instrumentalities or agencies. Finally, in the event of default of any such foreign debt obligations, it may be more difficult for the Fund to obtain or enforce a judgment against the issuers of such securities.

     Investing in the equity and fixed-income markets of developing countries involves exposure to economies that are generally less diverse and mature and to political systems which can be expected to have less stability than those of developed countries. Historical experience indicates that the markets of developing countries have been more volatile than the markets of developed countries. The risks associated with investments in foreign securities may be greater with respect to investments in developing countries and are certainly greater with respect to investments in the securities of financially and operationally troubled issuers.

     Additional costs could be incurred in connection with the Fund's international investment activities. Foreign countries may impose taxes on income on foreign investments. Foreign brokerage commissions are generally higher than United States brokerage commissions. Increased custodian costs as well as administrative difficulties (such as the applicability of foreign laws to foreign custodians in various circumstances) may be associated with the maintenance of assets in foreign jurisdictions.

     If the security is denominated in a foreign currency, it will be affected by changes in currency exchange rates and in exchange control regulations, and costs will be incurred in connection with conversions between currencies. A change in the value of any such currency against the U.S. dollar will result in a corresponding change in the U.S. dollar value of the Fund's securities denominated in that currency. Such changes also will affect the Fund's income and distributions to shareholders. In addition, although the Fund will receive income in such currencies, the Fund will be required to compute and distribute its income in U.S. dollars. Therefore, if the exchange rate for any such currency declines after the Fund's income has been accrued and translated into U.S. dollars, the Fund could be required to liquidate portfolio securities to make such distributions, particularly in instances in which the amount of income the Fund is required to distribute is not immediately reduced by the decline in such currency. Similarly, if an exchange rate declines between the time the Fund incurs expenses in U.S. dollars and the time such expenses are paid, the amount of such currency required to be converted into U.S. dollars in order to pay such expenses in U.S. dollars will be greater than the equivalent amount in any such currency of such expenses at the time they were incurred.

     The Fund may, but need not, enter into foreign currency forward contracts, options on foreign currencies and futures contracts on foreign currencies and related options, for hedging purposes, including: locking-in the U.S. dollar price of the purchase or sale of securities denominated in a foreign currency; locking-in the U.S. dollar equivalent of dividends to be paid on such securities which are held by the Fund; and protecting the U.S. dollar value of such securities which are held by the Fund.

RISK FACTORS AND SPECIAL CONSIDERATIONS OF INVESTING IN EURO-DENOMINATED SECURITIES

     Effective January 1, 1999, the 11 member states of the European Union introduced the "euro" as a common currency. During a three year transitional period, the euro will coexist with each member state's currency. By July 1, 2002, the euro is expected to become the sole currency of the member states. During the transition period, the Fund will treat the euro as a separate currency from that of any member state.

     The conversion may adversely affect the Fund if the euro does not take effect as planned; if a participating state withdraws from the European Monetary Union; or if the computing, accounting and trading systems used by the Fund's service providers, or by entities with which the Fund or its service providers do business, are not capable of recognizing the euro as a distinct currency at the time of, and following, euro conversion. In addition, the conversion could cause markets to become more volatile.

     The conversion may impact the trading in securities of issuers located in, or denominated in the currencies of, the member states, as well as foreign exchanges, payments, the settlement process, custody of assets and accounting. In addition, the transition of member states' currency into the euro will eliminate the currency risk among the member states and will likely affect the investment process and considerations of the Fund's investment adviser. To the extent the Fund holds non-U.S. dollar-denominated securities, including those denominated in the euro, the Fund will still be subject to currency risk due to fluctuations in those currencies as compared to the U.S. dollar.

     The introduction of the euro is expected to affect derivative and other financial contracts in which the Fund may invest insofar as price sources based upon current currencies of the member states will be replaced, and market conventions, such as day-count fractions or settlement dates, applicable to underlying instruments may be changed to conform to the conventions applicable to the euro currency.

     The overall impact of the transition of member states' currencies to the euro cannot be determined with certainty at this time. In addition to the effects described above, it is likely that more general short- and long-term ramifications can be expected,such as changes in the economic environment and changes in the behavior of investors, all of which will impact the Fund's investments and its NAV. In addition, although U.S. Treasury regulations generally provide that the euro conversion will not, in itself, cause a U.S. taxpayer to realize a gain or loss, other changes may occur at the time of the conversion, such as accrual periods, holiday conventions, indexes and other features that may require the realization of a gain or a loss by the Fund as determined under existing tax law.

     The Fund's Manager is taking steps: (a) that it believes will reasonably address euro-related changes to enable the Fund to process transactions accurately and completely with minimal disruption to business activities, and
(b) to obtain reasonable assurances that appropriate steps are being taken by each of the Fund's other service providers.

BANK DEBT

     The Fund may invest in bank debt which includes interests in loans to companies or their affiliates undertaken to finance a capital restructuring or in connection with recapitalizations, acquisitions, leveraged buyouts, refinancings or other financially leveraged transactions and may include loans which are designed to provide temporary or "bridge" financing to a borrower pending the sale of identified assets, the arrangement of longer-term loans or the issuance and sale of debt obligations. These loans, which may bear fixed or floating rates, have generally been arranged through private negotiations between a corporate borrower and one or more financial institutions (Lenders), including banks. The Fund's investment may be in the form of participations in loans (Participations) or of assignments of all or a portion of loans from third parties (Assignments).

     Participations differ both from the public and private debt securities typically held by the Fund and from Assignments. In Participations, the Fund has a contractual relationship only with the Lender, not with the borrower. As a result, the Fund has the right to receive payments of principal, interest and any fees to which it is entitled only from the Lender selling the Participation and only upon receipt by the Lender of the payments from the borrower. In connection with purchasing Participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan Agreement relating to the loan, nor any rights of set-off against the borrower, and the Fund may not benefit directly from any collateral supporting the loan in which it has purchased the Participation. Thus, the Fund assumes the credit risk of both the borrower and the Lender that is selling the Participation. In the event of the insolvency of the Lender, the Fund may be treated as a general creditor of the Lender and may not benefit from any set-off between the Lender and the borrower. In Assignments, by contrast, the Fund acquires direct rights against the borrower, except that under certain circumstances such rights may be more limited than those held by the assigning Lender.

     Investments in Participations and Assignments otherwise bear risks common to other debt securities, including the risk of nonpayment of principal and interest by the borrower, the risk that any loan collateral may become impaired and that the Fund may obtain less than the full value for loan interests sold because they are illiquid.

     The Fund may have difficulty disposing of Assignments and Participations. Because the market for such instruments is not highly liquid, the Fund anticipates that such instruments could be sold only to a limited number of institutional investors. The lack of a highly liquid secondary market may have an adverse impact on the value of such instruments and will have an adverse impact on the Fund's ability to dispose of particular Assignments or Participations in response to a specific economic event, such as deterioration in the creditworthiness of the borrower. In addition to the creditworthiness of the borrower, the Fund's ability to receive payment of principal and interest is also dependent on the creditworthiness of any institution (that is, the Lender) interposed between the Fund and the borrower.

SECURITIES OF FINANCIALLY AND OPERATIONALLY TROUBLED ISSUERS

     The Fund may invest in debt or equity securities of financially troubled or bankrupt companies (financially troubled issuers) and in debt or equity securities of companies that in the view of the Subadviser are currently undervalued, out-of-favor or price depressed relative to their long-term potential for growth and income (operationally troubled issuers) (collectively distressed securities). Equity securities include common stocks, preferred stock and rights and warrants.

     The investment adviser maintains a credit unit which the Fund's portfolio managers may consult in managing the Fund's portfolio and in researching financially troubled and operationally troubled issuers. The Fund's portfolio managers review on an ongoing basis financially troubled and operationally troubled issuers, including prospective purchases and portfolio holdings of the Fund. They have broad access to research and financial reports, data retrieval services and industry analysts.

     The securities of financially and operationally troubled issuers may require active monitoring and at times may require the Fund's investment adviser to participate in bankruptcy or reorganization proceedings on behalf of the Fund. To the extent the investment adviser becomes involved in such proceedings, the Fund may have a more active participation in the affairs of the issuer than is generally assumed by an investor and such participation may subject the Fund to the litigation risks described below. However, the Fund does not invest in the securities of financially or operationally troubled issuers for the purpose of exercising day-to-day management of any issuer's affairs.

RISKS OF FINANCIALLY AND OPERATIONALLY TROUBLED ISSUERS

     Investment in the securities of financially and operationally troubled issuers involves a high degree of credit and market risk. See "Risks Relating to Investing in High-Yield Debt Securities" above. Although the Fund will invest in select companies which in the view of its investment adviser have the potential over the long term for capital growth, there can be no assurance that such financially or operationally troubled companies can be successfully transformed into profitable operating companies. There is a possibility that the Fund may incur substantial or total losses on its investments. During an economic downturn or recession, securities of financially troubled issuers are more likely to go into default than securities of other issuers. In addition, it may be difficult to obtain information about financially and operationally troubled issuers.

     Investment in the securities of financially and operationally troubled issuers is a long-term investment strategy and, accordingly, investors in the Fund should have the financial ability and willingness to remain invested for the long term. Securities of financially troubled issuers are less liquid and more volatile than securities of companies not experiencing financial difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and asked prices may be greater than normally expected. In addition, it is anticipated that many of the Fund's portfolio investments may not be widely traded and that the Fund's position in such securities may be substantial relative to the market for such securities. As a result, the Fund may experience delays and incur losses and other costs in connection with the sale of its portfolio securities.

     The Fund may invest in the securities of companies involved in bankruptcy proceedings, reorganizations and financial restructurings and may have a more active participation in the affairs of the issuer than is generally assumed by an investor. This may subject the Fund to litigation risks or prevent the Fund from disposing of securities. In a bankruptcy or other proceeding, the Fund as a creditor may be unable to enforce its rights in any collateral or may have its security interest in any collateral challenged, disallowed or subordinated to the claims of other creditors. While the Fund will attempt to avoid taking the types of actions that would lead to equitable subordination or creditor liability, there can be no assurance that such claims will not be asserted or that the Fund will be able to successfully defend against them. Because (unlike the Fund) other investors may purchase the securities of these companies for the purpose of exercising control or management, the Fund may be at a disadvantage to the extent that the Fund's interests differ from the interests of these other investors.

BANKRUPTCY AND OTHER PROCEEDINGS--LITIGATION RISKS

     When a company seeks relief under the Federal Bankruptcy Code (or has a petition filed against it), an automatic stay prevents all entities, including creditors, from foreclosing or taking other actions to enforce claims, perfect liens or reach collateral securing such claims. Creditors who have claims against the company prior to the date of the bankruptcy filing must petition the court to permit them to take any action to protect or enforce their claims or their rights in any collateral. Such creditors may be prohibited from doing so if the court concludes that the value of the property in which the creditor has an interest will be "adequately protected" during the proceedings. If the bankruptcy court's assessment of adequate protection is inaccurate, a creditor's collateral may be wasted without the creditor being afforded the opportunity to preserve it. Thus, even if the Fund holds a secured claim, it may be prevented from collecting the liquidation value of the collateral securing its debt, unless relief from the automatic stay is granted by the court.

     Security interests held by creditors are closely scrutinized and frequently challenged in bankruptcy proceedings and may be invalidated for a variety of reasons. For example, security interests may be set aside because, as a technical matter, they have not been perfected properly under the Uniform Commercial Code or other applicable law. If a security interest is invalidated, the secured creditor loses the value of the collateral and because loss of the secured status causes the claim to be treated as an unsecured claim, the holder of such claim will almost certainly experience a significant loss of its investment. While the Fund intends to scrutinize any security interests that secure the debt it purchases, there can be no assurance that the security interests will not be challenged vigorously and found defective in some respect, or that the Fund will be able to prevail against the challenge.

     Moreover, debt may be disallowed or subordinated to the claims of other creditors if the creditor is found guilty of certain inequitable conduct resulting in harm to other parties with respect to the affairs of a company filing for protection from creditors under the Federal Bankruptcy Code. Creditors' claims may be treated as equity if they are deemed to be contributions to capital, or if a creditor attempts to control the outcome of the business affairs of a company prior to its filing under the Bankruptcy Code. If a creditor is found to have interfered with the company's affairs to the detriment of other creditors or shareholders, the creditor may be held liable for damages to injured parties. While the Fund will attempt to avoid taking the types of action that would lead to equitable subordination or creditor liability, there can be no assurance that such claims will not be asserted or that the Fund will be able successfully to defend against them.

     While the challenges to liens and debt described above normally occur in a bankruptcy proceeding, the conditions or conduct that would lead to an attack in a bankruptcy proceeding could in certain circumstances result in actions brought by other creditors of the debtor, shareholders of the debtor or even the debtor itself in other state or federal proceedings. As is the case in a bankruptcy proceeding, there can be no assurance that such claims will not be asserted or that the Fund will be able successfully to defend against them. To the extent that the Fund assumes an active role in any legal proceeding involving the debtor, the Fund may be prevented from disposing of securities issued by the debtor due to the Fund's possession of material, non-public information concerning the debtor.

EQUITY-RELATED SECURITIES AND CONVERTIBLE SECURITIES

     Equity securities have a subordinate claim on an issuer's assets as compared with fixed-income securities. As a result, the values of equity securities generally are more dependent on the financial condition of the issuer and less dependent on fluctuations in interest rates than are the values of many debt securities. A warrant or right entitles the holder to purchase equity securities at a specific price for a specific period of time. Warrants tend to be more volatile than the underlying stock, and if, at a warrant's expiration date, the stock is trading at a price below the price set in the warrant, the warrant will expire worthless. Conversely, if, at the expiration date, the underlying stock is trading at a price higher than the price set in the warrant, the Fund can acquire the stock at a price below its market value. A convertible security is typically a bond, debenture, corporate note or convertible preferred stock or other similar security that may be converted at a stated price within a specified period of time into a specified number of shares of common stock or other equity securities of the same or a different issuer. Convertible securities are generally senior to common stocks in a corporation's capital structure, but are usually subordinated to similar nonconvertible securities. While providing a fixed income stream (generally higher in yield than the income derivable from a common stock but lower than that afforded by a similar nonconvertible security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation attendant upon a market price advance in the convertible security's underlying common stock. Convertible securities also include convertible preferred stocks which technically are equity securities.

     In general, the market value of a convertible security is at least the higher of its "investment value" (that is, its value as a fixed-income security) or its "conversion value" (that is, its value upon conversion into its underlying common stock). As a fixed-income security, a convertible security tends to increase in market value when interest rates decline and tends to decrease in value when interest rates rise. However, the price of a convertible security is also influenced by the market value of the security's underlying common stock. The price of a convertible security tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. While no securities investment is without some risk, investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

TRADE CLAIMS

     The Fund may invest in trade claims, which are non-securitized rights of payment arising from obligations other than borrowed funds. Trade claims typically arise when, in the ordinary course of business, vendors and suppliers extend credit to a company by offering payment terms. Generally, when a company files for bankruptcy protection, payments on trade claims cease and the claims are subject to compromise along with the other debts of the company. Trade claims typically are bought and sold at a discount reflecting the degree of uncertainty with respect to the timing and extent of recovery. In addition to the risks otherwise associated with low-quality obligations, trade claims have other risks, including (1) the possibility that the amount of the claim may be disputed by the obligor, (2) the debtor may have a variety of defenses to assert against the claim under the bankruptcy code, (3) volatile pricing due to a less liquid market, including a small number of brokers for trade claims and a small universe of potential buyers, (4) the risk that the Fund may be obligated to purchase a trade claim larger than initially anticipated and (5) the risk of failure of the sellers of the trade claims to indemnify the Fund against loss due to bankruptcy or insolvency of such sellers. The negotiation and enforcement of rights in connection with trade claims may result in higher legal expenses to the Fund, which may reduce return on such investments. It is not unusual for trade claims to be priced at a discount to publicly traded securities that have an equal or lower priority claim. Additionally, trade claims may be treated as non-securities investments. As a result, any gains may be considered "non-qualifying" for purposes of the requirement under the Internal Revenue Code that 90% of the income of a regulated investment company has come from certain qualifying sources. See "Taxes, Dividends and Distributions" below.

HEDGING AND RETURN ENHANCEMENT STRATEGIES

     The Fund may engage in various portfolio strategies, including using derivatives to seek to reduce certain risks of its investments and to attempt to enhance return, but not for speculation. These strategies currently include futures contracts and options thereon (including interest rate futures contracts and options thereon) options on securities, financial indexes and currencies, interest rate swaps and foreign currency forward contracts. The Fund, and thus its investors, may lose money through any unsuccessful use of these strategies. The Fund's ability to use these strategies may be limited by various factors, such as market conditions, regulatory limits and tax considerations, and there can be no assurance that any of these strategies will succeed. If new financial products and risk management techniques are developed, the Fund may use them to the extent consistent with its investment objective and policies.

OPTIONS TRANSACTIONS

     The Fund may purchase and write (that is, sell) put and call options on securities, financial indexes and currencies that are traded on U.S. or foreign securities exchanges or in the over-the-counter (OTC) market to seek to enhance return or to protect against adverse price fluctuations in securities in the Fund's portfolio. These options will be on equity and debt securities, including U.S. Government securities, financial indexes, including stock indexes (for example, the S&P 500), and foreign currencies. The Fund may write covered put and call options to attempt to generate additional income through the receipt of premiums, purchase put options in an effort to protect the value of securities (or currencies) that it owns against a decline in market value and purchase call options in an effort to protect against an increase in the price of securities (or currencies) it intends to purchase. The Fund may also purchase put and call options to offset previously written put and call options of the same series.

     A call option gives the purchaser, in exchange for a premium paid, the right for a specified period of time to purchase the securities or currency subject to the option at a specified price (the exercise price or strike price). The writer of a call option, in return for the premium, has the obligation, upon exercise of the option, to deliver, depending upon the terms of the option contract, the underlying securities or a specified amount of cash to the purchaser upon receipt of the exercise price. When the Fund writes a call option, the Fund gives up the potential for gain on the underlying securities or currency in excess of the exercise price of the option during the period that the option is open. There is no limitation on the amount of call options the Fund may write.

     A put option gives the purchaser, in return for a premium, the right, for a specified period of time, to sell the securities or currency subject to the option to the writer of the put at the specified exercise price. The writer of the put option, in return for the premium, has the obligation, upon exercise of the option, to acquire the securities or currency underlying the option at the exercise price. The Fund, as the writer of a put option, might, therefore, be obligated to purchase the underlying securities or currency for more than their current market price.

     The Fund may wish to protect certain portfolio securities against a decline in market value at a time when put options on those particular securities are not available for purchase. The Fund may therefore purchase a put option on other carefully selected securities, the values of which the investment adviser expects will have a high degree of positive correlation to the values of such portfolio securities. If the investment adviser's judgment is correct, changes in the value of the put options should generally offset changes in the value of the portfolio securities being hedged. If the investment adviser's judgment is not correct, the value of the securities underlying the put option may decrease less than the value of the Fund's investments and therefore the put option may not provide complete protection against a decline in the value of the Fund's investments below the level sought to be protected by the put option.

     The Fund may similarly wish to hedge against appreciation in the value of securities that it intends to acquire at a time when call options on such securities are not available. The Fund may, therefore, purchase call options on other carefully selected securities the values of which the investment adviser expects will have a high degree of positive correlation to the values of the securities that the Fund intends to acquire. In such circumstances the Fund will be subject to risks analogous to those summarized above in the event that the correlation between the value of call options so purchased and the value of the securities intended to be acquired by the Fund is not as close as anticipated and the value of the securities underlying the call options increases less than the value of the securities to be acquired by the Fund.

     The Fund may write options on securities in connection with buy-and-write transactions; that is, the Fund may purchase a security and concurrently write a call option against that security. If the call option is exercised, the Fund's maximum gain will be the premium it received for writing the option, adjusted upwards or downwards by the difference between the Fund's purchase price of the security and the exercise price of the option. If the option is not exercised and the price of the underlying security declines, the amount of the decline will be offset in part, or entirely, by the premium received.

     The exercise price of a call option may be below ("in-the-money"), equal to ("at-the-money") or above ("out-of-the-money") the current value of the underlying security at the time the option is written. Buy-and-write transactions using in-the-money call options may be used when it is expected that the price of the underlying security will remain flat or decline moderately during the option period. Buy-and-write transactions using at-the-money call options may be used when it is expected that the price of the underlying security will remain fixed or advance moderately during the option period. A buy-and-write transaction using an out-of-the-money call option may be used when it is expected that the premium received from writing the call option plus the appreciation in the market price of the underlying security up to the exercise price will be greater than the appreciation in the price of the underlying security alone. If the call option is exercised in such a transaction, the Fund's maximum gain will be the premium received by it for writing the option, adjusted upwards or downwards by the difference between the Fund's purchase price of the security and the exercise price of the option. If the option is not exercised and the price of the underlying security declines, the amount of the decline will be offset in part, or entirely, by the premium received.

     Prior to being notified of the exercise of the option, the writer of an exchange-traded option that wishes to terminate its obligation may effect a "closing purchase transaction" by buying an option of the same series as the option previously written. (Options of the same series are options with respect to the same underlying security, having the same expiration date and the same strike price.) The effect of the purchase is that the writer's position will be canceled by the exchange's affiliated clearing organization. Likewise, an investor who is the holder of an exchange-traded option may liquidate a position by effecting a "closing sale transaction" by selling an option of the same series as the option previously purchased. There is no guarantee that either a closing purchase or a closing sale transaction can be effected.

     Exchange-traded options are issued by a clearing organization affiliated with the exchange on which the option is listed which, in effect, gives its guarantee to every exchange-traded option transaction. In contrast, OTC options are contracts between the Fund and its contra-party with no clearing organization guarantee. Thus, when the Fund purchases an OTC option, it relies on the dealer from which it has purchased the OTC option to make or take delivery of the securities underlying the option. Failure by the dealer to do so would result in the loss of the premium paid by the Fund as well as the loss of the expected benefit of the transaction.

     When the Fund writes an OTC option, it generally will be able to close out the OTC option prior to its expiration only by entering into a closing purchase transaction with the dealer to which the Fund originally wrote the OTC option. While the Fund will enter into OTC options only with dealers which agree to, and which are expected to be capable of, entering into closing transactions with the Fund, there can be no assurance that the Fund will be able to liquidate an OTC option at a favorable price at any time prior to expiration. Until the Fund is able to effect a closing purchase transaction in a covered OTC call option the Fund has written, it will not be able to liquidate securities used as cover until the option expires or is exercised or different cover is substituted. In the event of insolvency of the contra-party, the Fund may be unable to liquidate an OTC option. See "Illiquid Securities" below.

     OTC options purchased by the Fund will be treated as illiquid securities subject to any applicable limitation on such securities. Similarly, the assets used to "cover" OTC options written by the Fund will be treated as illiquid unless the OTC options are sold to qualified dealers who Agree that the Fund may repurchase any OTC options it writes for a maximum price to be calculated by a formula set forth in the option Agreement. The "cover" for an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option. See "Illiquid Securities" below.

     The Fund may write only "covered" options. This means that so long as the Fund is obligated as the writer of a call option, it will own the underlying securities subject to the option or an option to purchase the same underlying securities, having an exercise price equal to or less than the exercise price of the "covered" option, or will establish and maintain for the term of the option a segregated account consisting of cash or other liquid assets having a value equal to or greater than the exercise price of the option. In the case of a straddle written by the Fund, the amount maintained in the segregated account will equal the amount, if any, by which the put is "in-the-money."

     OPTIONS ON SECURITIES INDEXES. The Fund also may purchase and write call and put options on securities indexes in an attempt to hedge against market conditions affecting the value of securities that the Fund owns or intends to purchase. Through the writing or purchase of index options, the Fund can achieve many of the same objectives as through the use of options on individual securities. Options on securities indexes are similar to options on a security except that, rather than the right to take or make delivery of a security at a specified price, an option on a securities index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the securities index upon which the option is based is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. This amount of cash is equal to such difference between the closing price of the index and the exercise price of the option. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. Unlike security options, all settlements are in cash and gain or loss depends upon price movements in the market generally (or in a particular industry or segment of the market), rather than upon price movements in individual securities. Price movements in securities that the Fund owns or intends to purchase will probably not correlate perfectly with movements in the level of an index and, therefore, the Fund bears the risk that a loss on an index option would not be completely offset by movements in the price of such securities.

     When the Fund writes an option on a securities index, it will be required to deposit and mark-to-market, eligible securities equal in value to 100% of the exercise price in the case of a put, or the contract value in the case of a call. In addition, where the Fund writes a call option on a securities index at a time when the contract value exceeds the exercise price, the Fund will segregate and mark-to-market, until the option expires or is closed out, cash or cash equivalents equal in value to such excess.

     Options on a securities index involve risks similar to those risks relating to transactions in financial futures contracts described below. Also, an option purchased by the Fund may expire worthless, in which case the Fund would lose the premium paid therefor.

FUTURES CONTRACTS AND RELATED OPTIONS

     The Fund may enter into futures contracts for the purchase or sale of debt securities and financial indexes (collectively, interest rate futures contracts) and currencies in accordance with the Fund's investment objective. A "purchase" of a futures contract (or a "long" futures position) means the assumption of a contractual obligation to acquire a specified quantity of the securities underlying the contract at a specified price at a specified future date. A "sale" of a futures contract (or a "short" futures position) means the assumption of a contractual obligation to deliver a specified quantity of the securities underlying the contract at a specified price at a specified future date. At the time a futures contract is purchased or sold, the Fund is required to deposit cash or securities with a futures commission merchant or in a segregated account representing between approximately 11 @2 to 5% of the contract amount, called "initial margin." Initial margin in futures transactions is different from margin in securities transactions in that futures contract initial margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, initial margin is in the nature of a good faith deposit on the contract which is returned to the Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied. Thereafter, the futures contract will be valued daily and the payment in cash of "maintenance" or "variation margin" may be required, resulting in the Fund paying or receiving cash that reflects any decline or increase in the contract's value, a process known as "marking-to-market."

     Some futures contracts by their terms may call for the actual delivery or acquisition of the underlying assets and other futures contracts must be "cash settled." In most cases the contractual obligation is extinguished before the expiration of the contract by buying (to offset an earlier sale) or selling (to offset an earlier purchase) an identical futures contract calling for delivery or acquisition in the same month. If the sale price exceeds the offsetting purchase price, the seller would be paid the difference and would realize a gain. If the offsetting purchase price exceeds the sale price, the seller would pay the difference and would realize a loss. Similarly, a futures contract purchase is closed out by effecting a futures contract sale for the same aggregate amount of the specific type of security (or currency) and the same delivery date. If the offsetting sale price exceeds the purchase price, the purchaser would realize a gain, whereas if the purchase price exceeds the offsetting sale price, the purchaser would realize a loss. The purchase (or sale) of an offsetting futures contract is referred to as a "closing transaction." There is no assurance that the Fund will be able to enter into a closing transaction.

     Although futures prices themselves have the potential to be extremely volatile, in the case of any strategy involving interest rate futures contracts and options thereon when the investment adviser's expectations are not met, assuming proper adherence to the segregation requirement, the volatility of the Fund as a whole should be no greater than if the same strategy had been pursued in the cash market.

     Successful use of futures contracts by the Fund is subject to, among other things, the ability of the Fund's investment adviser to predict correctly movements in the direction of interest rates and other factors affecting markets for securities. For example, if the Fund has hedged against the possibility of an increase in interest rates which would adversely affect the price of securities in its portfolio and the price of such securities increases instead, the Fund will lose part or all of the benefit of the increased value of its securities because it will have offsetting losses in its futures positions. In addition, in such situations, if the Fund has insufficient cash to meet daily variation margin requirements, it may have to sell securities to meet such requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. The Fund may have to sell securities at a time when it is disadvantageous to do so.

     Exchanges on which futures and related options trade may impose limits on the positions that the Fund may take in certain circumstances. In addition, the hours of trading of financial futures contracts and options thereon may not conform to the hours during which the Fund may trade the underlying securities. To the extent the futures markets close before the securities markets, significant price and rate movements can take place in the securities markets that cannot be reflected in the futures markets.

     Pursuant to the requirements of the Commodity Exchange Act, as amended (the Commodity Exchange Act), all futures contracts and options thereon must be traded on an exchange. Since a clearing corporation effectively acts as the counterparty on every futures contract and option thereon, the counter party risk depends on the strength of the clearing or settlement corporation associated with the exchange. Additionally, although the exchanges provide a means of closing out a position previously established, there can be no assurance that a liquid market will exist for a particular contract at a particular time. In the case of options on futures, if such a market does not exist, the Fund, as the holder of an option on futures contracts, would have to exercise the option and comply with the margin requirements for the underlying futures contract to utilize any profit, and if the Fund were the writer of the option, its obligation would not terminate until the option expired or the Fund was assigned an exercise notice.

LIMITATIONS ON THE PURCHASE AND SALE OF FUTURES CONTRACTS AND RELATED OPTIONS

     CFTC LIMITS. In accordance with Commodity Futures Trading Commission (CFTC) regulations, the Fund is not permitted to purchase or sell futures contracts or options thereon for return enhancement or risk management purposes if immediately thereafter the sum of the amounts of initial margin deposits on the Fund's existing futures and premiums paid for options on futures exceed 5% of the liquidation value of such Fund's total assets (the "5% CFTC limit"). This restriction does not apply to the purchase and sale of futures contracts and options thereon for bona fide hedging purposes.

     SEGREGATION REQUIREMENTS. To the extent the Fund enters into futures contracts, it is required by the Securities and Exchange Commission (the Commission) to maintain a segregated asset account sufficient to cover the Fund's obligations with respect to such futures contracts, which will consist of cash or other liquid assets, in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial margin deposited by the Fund with respect to such futures contracts. Offsetting the contract by another identical contract eliminates the segregation requirement.

     With respect to options on futures, there are no segregation requirements for options that are purchased and owned by the Fund. However, written options, since they involve potential obligations of the Fund, may require segregation of Fund assets if the options are not "covered" as described below under "Options on Futures Contracts." If the Fund writes a call option that is not "covered," it must segregate and maintain for the term of the option cash or liquid securities equal to the fluctuating value of the optioned futures. If the Fund writes a put option that is not "covered," the segregated amount would have to be at all times equal in value to the exercise price of the put (less any initial margin deposited by the Fund) with respect to such option.

USES OF INTEREST RATE FUTURES CONTRACTS

     Interest rate futures contracts will be used for bona fide hedging, risk management and return enhancement purposes.

     POSITION HEDGING. The Fund might sell interest rate futures contracts to protect the Fund against a rise in interest rates which would be expected to decrease the value of debt securities which the Fund holds. This would be considered a bona fide hedge and, therefore, is not subject to the 5% CFTC limit. For example, if interest rates are expected to increase, the Fund might sell futures contracts on debt securities, the values of which historically have correlated closely or are expected to correlate closely to the values of the Fund's portfolio securities. Such a sale would have an effect similar to selling an equivalent value of the Fund's portfolio securities. If interest rates increase, the value of the Fund's portfolio securities will decline, but the value of the futures contracts to the Fund will increase at approximately an equivalent rate thereby keeping the NAV of the Fund from declining as much as it otherwise would have. The Fund could accomplish similar results by selling debt securities with longer maturities and investing in debt securities with shorter maturities when interest rates are expected to increase. However, since the futures market may be more liquid than the cash market, the use of futures contracts as a hedging technique would allow the Fund to maintain a defensive position without having to sell portfolio securities. If in fact interest rates decline rather than rise, the value of the futures contract will fall but the value of the bonds should rise and should offset all or part of the loss. If futures contracts are used to hedge 100% of the bond position and correlate precisely with the bond position, there should be no loss or gain with a rise (or fall) in interest rates. However, if only 50% of the bond position is hedged with futures, then the value of the remaining 50% of the bond position would be subject to change because of interest rate fluctuations. Whether the bond positions and futures contracts correlate precisely is a significant risk factor.

     ANTICIPATORY POSITION HEDGING. Similarly, when it is expected that interest rates may decline and the Fund intends to acquire debt securities, the Fund might purchase interest rate futures contracts. The purchase of futures contracts for this purpose would constitute an anticipatory hedge against increases in the price of debt securities (caused by declining interest rates) which the Fund subsequently acquires and would normally qualify as a bona fide hedge not subject to the 5% CFTC limit. Since fluctuations in the value of appropriately selected futures contracts should approximate that of the debt securities that would be purchased, the Fund could take advantage of the anticipated rise in the cost of the debt securities without actually buying them. Subsequently, the Fund could make the intended purchases of the debt securities in the cash market and concurrently liquidate the futures positions.

     RISK MANAGEMENT AND RETURN ENHANCEMENT. The Fund might sell interest rate futures contracts covering bonds. This has the same effect as selling bonds in the portfolio and holding cash and reduces the duration of the portfolio. (Duration measures the price sensitivity of the portfolio to interest rates. The longer the duration, the greater the impact of interestrate changes on the portfolio's price.) Duration is described in Appendix II under "Duration." This should lessen the risks associated with a rise in interest rates. In some circumstances, this may serve as a hedge against a loss of principal, but is usually referred to as an aspect of risk management.

     The Fund might buy interest rate futures contracts covering bonds with a longer maturity than its portfolio average. This would tend to increase the duration and should increase the gain in the overall portfolio if interest rates fall. This is often referred to as risk management rather than hedging but, if it works as intended, has the effect of increasing principal value. If it does not work as intended because interest rates rise instead of fall, the loss will be greater than would otherwise have been the case. Futures contracts used for these purposes are not considered bona fide hedges and, therefore, are subject to the 5% CFTC limit.

OPTIONS ON FUTURES CONTRACTS

     The Fund may enter into options on futures contracts for certain bona fide hedging, risk management and return enhancement purposes. This includes the ability to purchase put and call options and write (that is, sell) "covered" put and call options on futures contracts that are traded on commodity and futures exchanges.

     If the Fund purchases an option on a futures contract, it has the right, but not the obligation, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call or a short position if the option is a put) at a specified exercise price at any time during the option exercise period.

     Unlike purchasing an option, which is similar to purchasing insurance to protect against a possible rise or fall of security prices or currency values, the writer or seller of an option undertakes an obligation upon exercise of the option to either buy or sell the underlying futures contract at the exercise price. A writer of a call option has the obligation upon exercise to assume a short futures position and a writer of a put option has the obligation to assume a long futures position. Upon exercise of the option, the assumption of offsetting futures positions by the writer and holder of the option will be accompanied by delivery of the accumulated cash balance in the writer's futures margin account which represents the amount by which the market price of the futures contract at exercise exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract. If there is no balance in the writer's margin account, the option is "out of the money" and will not be exercised. The Fund, as the writer, has income in the amount it was paid for the option. If there is a margin balance, the Fund will have a loss in the amount of the balance less the premium it was paid for writing the option.

     When the Fund writes a put or call option on futures contracts, the option must either be "covered" or, to the extent not "covered," will be subject to segregation requirements. The Fund will be considered "covered" with respect to a call option it writes on a futures contract if the Fund owns the securities or currency which is deliverable under the futures contract or an option to purchase that futures contract having a strike price equal to or less than the strike price of the "covered" option. A Fund will be considered "covered" with respect to a put option it writes on a futures contract if it owns an option to sell that futures contract having a strike price equal to or greater than the strike price of the "covered" option.

     To the extent the Fund is not "covered" as described above with respect to written options, it will segregate and maintain for the term of the option cash or other liquid assets as described above under "Limitations on the Purchase and Sale of Futures Contracts and Related Options--Segregation Requirements."

USES OF OPTIONS ON FUTURES CONTRACTS

     Options on futures contracts would be used for bona fide hedging, risk management and return enhancement purposes.

     POSITION HEDGING. The Fund may purchase put options on interest rate or currency futures contracts to hedge its portfolio against the risk of a decline in the value of the debt securities it owns as a result of rising interest rates.

     ANTICIPATORY HEDGING. The Fund may also purchase call options on futures contracts as a hedge against an increase in the value of securities the Fund might intend to acquire as a result of declining interest rates.

     Writing a put option on a futures contract may serve as a partial anticipatory hedge against an increase in the value of debt securities the Fund might intend to acquire. If the futures price at expiration of the option is above the exercise price, the Fund retains the full amount of the option premium which provides a partial hedge against any increase that may have occurred in the price of the debt securities the Fund intended to acquire. If the market price of the underlying futures contract is below the exercise price when the option is exercised, the Fund would incur a loss, which may be wholly or partially offset by the decrease in the value of the securities the Fund might intend to acquire.

     Whether options on futures contracts are subject to or exempt from the 5% CFTC limit depends on whether the purposes of the options constitutes a bona fide hedge.

     RISK MANAGEMENT AND RETURN ENHANCEMENT. Writing a put option that does not relate to securities the Fund intends to acquire would be a return enhancement strategy which would result in a loss if interest rates rise.

     Similarly, writing a covered call option on a futures contract is also a return enhancement strategy. If the market price of the underlying futures contract at expiration of a written call is below the exercise price, the Fund would retain the full amount of the option premium increasing the income of the Fund. If the futures price when the option is exercised is above the exercise price, however, the Fund would sell the underlying securities which were the "cover" for the contract and incur a gain or loss depending on the cost basis for the underlying asset.

     Writing a covered call option as in any return enhancement strategy can also be considered a partial hedge against a decrease in the value of a Fund's portfolio securities. The amount of the premium received acts as a partial hedge against any decline that may have occurred in the Fund's debt securities.

     There can be no assurance that the Fund's use of futures contracts and related options will be successful and the Fund may incur losses in connection with its purchase and sale of future contracts and related options.

FOREIGN CURRENCY FORWARD CONTRACTS

     The Fund may but need not enter into foreign currency forward contracts to protect the value of its assets against future changes in the level of currency exchange rates. The Fund may enter into such contracts on a spot, that is, cash, basis at the rate then prevailing in the currency exchange market or on a forward basis, by entering into a forward contract to purchase or sell currency. A forward contract on foreign currency is an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days agreed upon by the parties from the date of the contract at a price set on the date of the contract. See "Risks Related to Foreign Currency Forward Contracts" below.

     The Fund's dealings in forward contracts will be limited to hedging involving either specific transactions or portfolio positions. Transaction hedging is the purchase or sale of a forward contract with respect to specific receivables or payables of the Fund generally arising in connection with the purchase or sale of its portfolio securities and accruals of interest or dividends receivable and Fund expenses. Position hedging is the sale of a foreign currency with respect to portfolio security positions denominated or quoted in that currency or in a different currency (cross hedge). Although there are no limits on the number of forward contracts which the Fund may enter into, the Fund may not position hedge (including cross hedges) with respect to a particular currency for an amount greater than the aggregate market value (determined at the time of making any sale of foreign currency) of the securities being hedged.

INTEREST RATE SWAP TRANSACTIONS

     The Fund may enter into interest rate swaps (including interest rate swaps with embedded options), on either an asset-based or liability-based basis, depending on whether it is hedging its assets or its liabilities. Under normal circumstances, the Fund will enter into interest rate swaps on a net basis, that is, the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. The net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis and an amount of cash or other liquid assets having an aggregate net asset value per share at least equal to the accrued excess will be maintained in a segregated account by a custodian that satisfies the requirements of the Investment Company Act. To the extent that the Fund enters into interest rate swaps on other than a net basis, the amount maintained in a segregated account will be the full amount of the Fund's obligations, if any, with respect to such interest rate swaps, accrued on a daily basis. Inasmuch as segregated accounts are established for these hedging transactions, the investment adviser and the Fund believe such obligations do not constitute senior securities. If there is a default by the other party to such a transaction, the Fund will have contractual remedies pursuant to the agreement related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. The Fund will enter into interest rate swaps only with parties meeting creditworthiness standards approved by the Fund's Board of Directors. The investment adviser will monitor the creditworthiness of such parties under the supervision of the Board of Directors.

     The Fund may enter into interest rate swaps as a hedge against changes in the interest rate of a security in its portfolio or that of a security the Fund anticipates buying. If the Fund purchases an interest rate swap to hedge against a change in an interestrate of a security the Fund anticipates buying, and such interest rate changes unfavorably for the Fund, then the Fund may determine not to invest in the securities as planned and will realize a loss on the interest rate swap that is not offset by a change in the interest rates or the price of the securities.

     The use of interest rate swaps is a highly speculative activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the investment adviser is incorrect in its forecast ofmarket values, interest rates and other applicable factors, the investment performance of the Fund would diminish compared to what it would have been if this investment technique was never used.

     The Fund may enter into interest rate swaps traded on an exchange or in the over-the-counter market. The Fund may only enter into interest rate swaps to hedge its portfolio. Interest rate swaps do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the Fund is contractually obligated to make. If the other party to an interest rate swap defaults, the Fund's risk of loss consists of the net amount of interest payments that the Fund is contractually entitled to receive. Since interest rate swaps are individually negotiated, the Fund expects to achieve an acceptable degree of correlation between its rights to receive interest on its portfolio securities and its rights and obligations to receive and pay interest pursuant to interest rate swaps.

RISKS OF HEDGING AND RETURN ENHANCEMENT STRATEGIES

     Participation in the options or futures markets involves investment risks and transaction costs to which the Fund would not be subject absent the use of these strategies. The Fund, and thus its investors, may lose money through the unsuccessful use of these strategies. If the investment adviser's predictions of movements in the direction of the securities and interest rate markets are inaccurate, the adverse consequences to the Fund may leave the Fund in a worse position than if such strategies were not used. Risks inherent in the use of interest rate swap transactions, options, futures contracts and options on futures contracts include (1) dependence on the investment adviser's ability to predict correctly movements in the direction of interest rates and securities prices; (2) imperfect correlation between the price of options and futures contracts and options thereon and movements in the prices of the securities or currencies being hedged; (3) the fact that skills needed to use these strategies are different from those needed to select portfolio securities; (4) the possible absence of a liquid secondary market for any particular instrument at any time and (5) the possible inability of the Fund to purchase or sell a portfolio security at a time that otherwise would be favorable for it to do so, or the possible need for the Fund to sell a portfolio security at a disadvantageous time, due to the need for the Fund to maintain cover or to segregate securities in connection with hedging transactions.

     The Fund may sell a futures contract to protect against the decline in the value of securities held by the Fund. However, it is possible that the futures market may advance and the value of securities held in the Fund's portfolio may decline. If this were to occur, the Fund would lose money on the futures contracts and also experience a decline in value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the market prices of the securities of a diversified portfolio will tend to move in the same direction as the prices of futures contracts.

     If the Fund purchases a futures contract to hedge against the increase in value of securities it intends to buy, and the value of such securities decreases, then the Fund may determine not to invest in the securities as planned and will realize a loss on the futures contract that is not offset by a reduction in the price of the securities.

     There is a risk that the prices of securities subject to futures contracts (and thereby the futures contract prices) may correlate imperfectly with the behavior of the cash prices of the Fund's portfolio securities. Another such risk is that prices of futures contracts may not move in tandem with the changes in prevailing interest rates against which the Fund seeks a hedge. A correlation may also be distorted by the fact that the futures market is dominated by short-term traders seeking to profit from the difference between a contract or security price objective and their cost of borrowed funds. Such distortions are generally minor and would diminish as the contract approached maturity.

     There may exist an imperfect correlation between the price movements of futures contracts purchased by the Fund and the movements in the prices of the securities (or currencies) which are the subject of the hedge. If participants in the futures market elect to close out their contracts through offsetting transactions rather than meet margin deposit requirements, distortions in the normal relationships between the debt securities (or currencies) and futures market could result. Price distortions could also result if investors in futures contracts elect to make or take delivery or underlying securities (or currencies) rather than engage in closing transactions due to the resultant reduction in the liquidity of the futures market. In addition, due to the fact that, from the point of view of speculators, the deposit requirements in the futures markets are less onerous than margin requirements in the cash market, increased participation by speculators in the futures markets could cause temporary price distortions. Due to the possibility of price distortions in the futures market and because of the imperfect correlation between movements in the prices of securities (or currencies) and movements in the prices of futures contracts, a correct forecast of interest rate trends by the investment adviser may still not result in a successful transaction.

     The risk of imperfect correlation increases as the composition of the Fund's securities portfolio diverges from the securities that are the subject of the futures contract, for example, those included in the municipal index. Because the change in the price of the futures contract may be more or less than the change in prices of the underlying securities, even a correct forecast of interest rate changes may not result in a successful hedging transaction.

     Pursuant to the requirements of the Commodity Exchange Act, all futures contracts and options thereon must be traded on an exchange. The Fund intends to purchase and sell futures contracts only on exchanges where there appears to be a market in such futures sufficiently active to accommodate the volume of its trading activity. The Fund's ability to establish and close out positions in futures contracts and options on futures contracts would be impacted by the liquidity of these exchanges. Although the Fund generally would purchase or sell only those futures contracts and options thereon for which there appeared to be a liquid market, there is no assurance that a liquid market on an exchange will exist for any particular futures contract or option at any particular time. In the event no liquid market exists for a particular futures contract or option thereon in which the Fund maintains a position, it would not be possible to effect a closing transaction in that contract or to do so at a satisfactory price and the Fund would have to either make or take delivery under the futures contract or, in the case of a written call option, wait to sell the underlying securities until the option expired or was exercised, or, in the case of a purchased option, exercise the option and comply with the margin requirements for the underlying futures contract to realize any profit. In the case of a futures contract or an option on a futures contract which the Fund had written and which the Fund was unable to close, the Fund would be required to maintain margin deposits on the futures contract or option and to make variation margin payments until the contract was closed. In the event futures contracts have been sold to hedge portfolio securities, such securities will not be sold until the offsetting futures contracts can be executed. Similarly, in the event futures have been bought to hedge anticipated securities purchases, such purchases will not be executed until the offsetting futures contracts can be sold.

     Exchanges on which futures and related options trade may impose limits on the positions that the Fund may take in certain circumstances. In addition, the hours of trading of financial futures contracts and options thereon may not conform to the hours during which the Fund may trade the underlying securities. To the extent the futures markets close before the securities markets, significant price and rate movements can take place in the securities markets that cannot be reflected in the futures markets.

     Under regulations of the Commodity Exchange Act, investment companies registered under the Investment Company Act are exempt from the definition of commodity pool operator, subject to compliance with certain conditions. The Fund may enter into futures or related options contracts for return enhancement purposes if the aggregate initial margin and option premiums do not exceed 5% of the liquidation value of the Fund's total assets, after taking into account unrealized profits and unrealized losses on any such contracts, provided, however, that in the case of an option that is in-the-money, the in-the-money amount may be excluded in computing such 5%. The above restriction does not apply to the purchase and sale of futures and related options contracts for BONA FIDE hedging purchases within the meaning of the regulations of the CFTC.

     In order to determine that the Fund is entering into transactions in futures contracts for hedging purposes as such term is defined by the CFTC, either: (1) a substantial majority (that is, approximately 75%) of all anticipatory hedge transactions (transactions in which the Fund does not own at the tie of the transaction, but expects to acquire, the securities underlying the relevant futures contract) involving the purchase of futures contracts will be completed by the purchase of securities which are the subject of the hedge, or (2) the underlying value of all long positions in futures contracts will not exceed the total value of (a) all short-term debt obligations held by the Fund;
(b) cash held by the Fund; (c) cash proceeds due to the Fund on investments within thirty days; (d) the margin deposited on the contracts; and (e) any unrealized appreciation in the value of the contracts.

     If the Fund maintains a short position in a futures contract, it will cover this position by holding, in a segregated account, cash or liquid assets equal in value (when added to any Initial or variation margin on deposit) to the market value of the securities underlying the futures contract. Such a position may also be covered by owning the securities underlying the futures contract, or by holding a call option permitting the Fund to purchase the same contract at a price no higher than the price at which the short position was established.

     In addition, if the Fund holds a long position in a futures contract, it will hold cash or liquid assets equal to the purchase price of the contract (less the amount of initial or variation margin on deposit) in a segregated account. Alternatively, the Fund could cover its long position by purchasing a put option on the same futures contract with an exercise price as high or higher than the price of the contract held by the Fund.

     Exchanges limit the amount by which the price of a futures contract may move on any day. If the price moves equal the daily limit on successive days, then it may prove impossible to liquidate a futures position until the daily limit moves have ceased. In the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin on open futures portions. In such situations, if the Fund has insufficient cash, it may be disadvantageous to do so. In addition, the Fund may be required to take or make delivery of the instruments underlying futures contracts it holds at a time when it is disadvantageous to do so. The ability to close out options and futures positions could also have an adverse impact on the Fund's ability to hedge effectively its portfolio.

     In the event of the bankruptcy of a broker through which the Fund engages in transactions in futures or options thereon, the fund could experience delays and/or losses in liquidating open positions purchased or sold through the broker and/or incur a loss of all or part of its margin deposits with the broker. Transactions are entered into by the Fund only with brokers or financial institutions deemed creditworthy by the investment adviser.

     RISKS OF TRANSACTIONS IN OPTIONS ON FINANCIAL FUTURES. Compared to the purchase or sale of futures contracts, the purchase and sale of call or put options on futures contracts involves less potential risk to the Fund because the maximum amount at risk is the premium paid for the options (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss to the Fund notwithstanding that the purchase or sale of a futures contract would not result in a loss, as in the instance where there is no movement in the prices of the future contracts or underlying securities.

     An option position may be closed out only on an exchange which provides a secondary market for an option of the same series. As described above, although the Fund generally will purchase only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular option, or at any particular time, and for some options, no secondary market on an exchange may exist. In such event, it might not be possible to effect closing transactions in particular options, with the result that the Fund would have to exercise its options in order to realize any profit and would incur transaction costs upon the sale of underlying securities pursuant to the exercise of put options.

     Reasons for the absence of a liquid secondary market on an exchange include the following: (1) there may be insufficient trading interest in certain options; (2) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (3) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (4) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (5) the facilities of an exchange or the Options clearing Corporation may not at all times be adequate to handle current trading volume; or (6) one or more exchange could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been issued by the Options Clearing Corporation as a result of traders on that exchange could continue to be exercisable in accordance with their terms.

     There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain of the facilities of the Options clearing Corporation inadequate, and thereby result in the institution by an exchange of special procedures which may interfere with the timely execution of customers' orders.

     RISKS OF OPTIONS ON FOREIGN CURRENCIES. Options on foreign currencies involve the currencies of two nations and therefore, developments in either or both countries affect the values of options on foreign currencies. Risks include those described above under "Risk Factors and Special Considerations of Investing in Foreign Securities" and "Risk Factors and Special Considerations of Investing in Euro-Denominated Securities," including government actions affecting currency valuation and the movements of currencies from one country to another. The quantity of currency underlying option contracts represent odd lots in a market dominated by transactions between banks; this can mean extra transaction costs upon exercise. Option markets may be closed while round-the-clock interbank currency markets are open, and this can create price and rate discrepancies.

     RISKS RELATED TO FOREIGN CURRENCY FORWARD CONTRACTS. The Fund may enter into foreign currency forward contracts in several circumstances. When the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when the Fund anticipates the receipt in a foreign currency of dividends or interest payments on a security which it holds, the Fund may desire to "lock-in" the U.S. dollar price of the security or the U.S. dollar equivalent of such dividend or interest payment, as the case may be. By entering into a forward contract for a fixed amount of dollars, for the purchase or sale of the amount of foreign currency involved in the underlying transactions, the Fund may be able to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date on which the security is purchased or sold, or on which the dividend or interest payment is declared, and the date on which such payments are made or received.

     Additionally, when the investment adviser believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, the Fund may enter into a forward contract for a fixed amount of dollars, to sell the amount of foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in such foreign currency. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible since the future value of securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date on which the forward contract is entered into and the date it matures. The projection of short-term currency market movement is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. If the Fund enters into a position hedging transaction, the transaction will be covered by the position being hedged or the Fund will place cash or other liquid assets in a segregated account of the Fund (less the value of the "covering" positions, if any) in an amount equal to the value of the Fund's total assets committed to the consummation of the given forward contract. The assets placed in the segregated account will be marked-to-market daily, and if the value of the securities placed in the segregated account declines, additional cash or securities will be placed in the account on a daily basis so that the value of the account will, at all times, equal the amount of the Fund's net commitment with respect to the forward contract.

     The Fund generally will not enter into a forward contract with a term of greater than one year. At the maturity of a forward contract, the Fund may either sell the portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the foreign currency.

     It is impossible to forecast with absolute precision the market value of a particular portfolio security at the expiration of the forward contract. Accordingly, if a decision is made to sell the security and make delivery of the foreign currency and if the market value of the security is less than the amount of foreign currency that the Fund is obligated to deliver, then it would be necessary for the Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase).

     If the Fund retains the portfolio security and engages in an offsetting transaction, the Fund will incur a gain or a loss to the extent that there has been movement in forward contract prices. Should forward contract prices decline during the period between the Fund's entering into a forward contract for the sale of a foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, the Fund will realize a gain to the extent that the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward contract prices increase, the Fund will suffer a loss to the extent that the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

     The Fund's dealings in foreign currency forward contracts will generally be limited to the transactions described above. Of course, the Fund is not required to enter into such transactions with regard to its foreign currency-denominated securities. Also, this method of protecting the value of the Fund's portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities which are unrelated to exchange rates. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain which might result should the value of such currency increase.

     Although the Fund values its assets daily in terms of U.S. dollars, it does not intend physically to convert its holdings of foreign currencies into U.S. dollars on a daily basis. It will do so from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the spread) between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer.

REPURCHASE AGREEMENTS

     The Fund may enter into repurchase agreements whereby the seller of the security agrees to repurchase that security from the Fund at a mutually agreed-upon time and price. The repurchase date is usually within a day or two of the original purchase, although it may extend over a number of months. The resale price is in excess of the purchase price, reflecting an agreed upon rate of return effective for the period of time the Fund's money is invested in the security. The Fund's repurchase agreements will at all times be collateralized by U.S. Government obligations in an amount at least equal to the resale price. The Fund will enter into repurchase transactions only with parties meeting creditworthiness standards approved by the Fund's investment adviser. The Fund's investment adviser will monitor the creditworthiness of such parties, under the general supervision of the Board of Directors. The instruments held as collateral are valued daily and, if the value of the instruments declines, the Fund will require additional collateral. In the event of a default or bankruptcy by a seller, the Fund will promptly seek to liquidate the collateral. To the extent that the proceeds from any sale of such collateral upon a default in the obligation to repurchase are less than the repurchase price, the Fund will suffer a loss.

     The Fund participates in a joint repurchase agreement account with other investment companies managed by Prudential Investments Fund Management LLC (PIFM or the Manager) pursuant to an order of the Commission. On a daily basis, any uninvested cash balances of the Fund may be aggregated with those of such investment companies and invested in one or more repurchase agreements. Each fund participates in the income earned or accrued in the joint account based on the percentage of its investment.

LENDING OF SECURITIES

     Consistent with applicable regulatory requirements, the Fund may lend its portfolio securities to brokers, dealers and financial institutions, provided that outstanding loans do not exceed in the aggregate 30% of the value of the Fund's total assets and provided that such loans are callable at any time by the Fund and are at all times secured by cash or equivalent collateral that is equal to at least the market value, determined daily, of the loaned securities. The advantage of such loans is that the Fund continues to receive payments in lieu of the interest and dividends of the loaned securities, while at the same time earning interest either directly from the borrower or on the collateral which will be invested in short-term obligations.

     A loan may be terminated by the borrower on one business days' notice or by the Fund at any time. If the borrower fails to maintain the requisite amount of collateral, the loan automatically terminates, and the Fund could use the collateral to replace the securities while holding the borrower liable for any excess of replacement cost over collateral. As with any extensions of credit, there are risks of delay in recovery and in some cases loss of rights in the collateral should the borrower of the securities fail financially. However, these loans of portfolio securities will only be made to firms deemed by the investment adviser to be creditworthy. The advantage of such loans is that the Fund continues to receive payments in lieu of the interest and dividends of the loaned securities, while at the same time earning interest either directly from the borrower or on the collateral which will be invested in short-term obligations. On termination of the loan, the borrower is required to return the securities to the Fund, and any gain or loss in the market price during the loan would inure to the Fund.

     Since voting or consent rights which accompany loaned securities pass to the borrower, the Fund will follow the policy of calling the loan, in whole or in part as may be appropriate, to permit the exercise of such rights if the matters involved would have a material effect on the Fund's investment in the securities which are the subject of the loan. The Fund will pay reasonable finders', administrative and custodial fees in connection with a loan of its securities or may share the interest earned on collateral with the borrower.

BORROWING

     The Fund may borrow an amount equal to no more than 331 @3% of the value of its total assets (calculated when the loan is made) from banks for temporary, extraordinary or emergency purposes, or for the clearance of transactions. The Fund may pledge up to 331 @3% of the value of its total assets to secure such borrowings. If the Fund's asset coverage for borrowings falls below 300%, the Fund will take prompt action to reduce its borrowings as required by law. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, the Fund may be required to sell portfolio securities to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time. Such liquidations could cause the Fund to realize gains on securities held for less than three months. The Fund will not purchase securities when borrowings exceed 5% of the value of the Fund's total assets.

ILLIQUID SECURITIES

     The Fund may hold up to 15% of its net assets in illiquid securities. If the Fund were to exceed this limit, the investment adviser would take prompt action to reduce the Fund's holdings in illiquid securities to no more than 15% of its net assets, as required by applicable law. Illiquid securities include repurchase agreements which have a maturity of longer than seven days or other illiquid securities, including certain securities that are illiquid by virtue of the absence of a readily available market (either within or outside of the United States) or legal or contractual restrictions on resale. Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (the Securities Act), securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. A mutual fund might also have to register such restricted securities in order to dispose of them resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

     In recent years, however, a large institutional market has developed for certain securities that are not registered under the Securities Act including repurchase agreements, commercial paper, foreign securities, municipal securities, convertible securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments.

     Rule 144A under the Securities Act allows for a broader institutional trading market for securities otherwise subject to restriction on resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the

Securities Act for resales of certain securities to qualified institutional buyers. The investment adviser anticipates that the market for certain restricted securities such as institutional commercial paper and foreign securities will expand further as a result of this regulation and the development of automated systems for the trading, clearance and settlement of unregistered securities of domestic and foreign issuers, such as the PORTAL System sponsored by the National Association of Securities Dealers, Inc. (NASD). The Fund's investment in Rule 144A securities could have the effect of increasing illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing Rule 144A securities.

     Restricted securities, including securities eligible for resale pursuant to Rule 144A under the Securities Act and commercial paper for which there is a readily available market, will be treated as liquid only when deemed liquid under procedures established by the Board of Directors. The investment adviser will monitor the liquidity of such restricted securities subject to the supervision of the Board of Directors. In reaching liquidity decisions, the investment adviser will consider, INTER ALIA, the following factors: (1) the frequency of trades and quotes for the security; (2) the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; (3) dealer undertakings to make a market in the security; and (4) the nature of the security and the nature of the marketplace trades (for example, the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer). In addition, in order for commercial paper that is issued in reliance on Section 4(2) of the Securities Act to be considered liquid, (i) it must be rated in one of the two highest rating categories by at least two nationally recognized statistical rating organizations (NRSRO), or if only one NRSRO rates the securities, by that NRSRO, or, if unrated, be of comparable quality in the view of the investment adviser; and (ii) it must not be "traded flat" (that is, without accrued interest) or in default as to principal or interest. Repurchase agreements subject to demand are deemed to have a maturity equal to the notice period.

     The staff of the Commission has taken the position, which the Fund will follow, that purchased over-the-counter (OTC) options and the assets used as "cover" for written OTC options are illiquid securities unless the Fund participating in the option and the counterparty have provided for the Fund, at the Fund's election, to unwind the OTC option. The exercise of such an option would ordinarily involve the payment by the Fund of an amount designed to reflect the counterparty's economic loss from an early termination, but does allow the Fund to treat the securities used as "cover" as liquid. See "How the Fund Invests--Additional Strategies" in the Prospectus.

WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES

     From time to time, in the ordinary course of business, the Fund may purchase or sell securities on a when-issued or delayed-delivery basis, that is, delivery and payment can take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities are fixed on the transaction date. The securities so purchased are subject to market fluctuations, and no interest accrues to the Fund until delivery and payment take place. At the time the Fund makes the commitment to purchase securities on a when-issued or delayed-delivery basis, it will record the transaction and thereafter reflect the value of such securities in determining its NAV each day. The Fund will make commitments for such when-issued transactions only with the intention of actually acquiring the securities, and to facilitate such acquisitions, the Fund will segregate cash or other liquid assets, marked-to-market daily, having a value equal to or greater than such commitments. If the Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio security, incur a gain or loss due to market fluctuations. At the time of delivery of the securities, the value may be more or less than the purchase price and an increase in the percentage of the Fund's assets committed to the purchase of securities on a when-issued or delayed-delivery basis may increase the volatility of the Fund's NAV.

SHORT SALES

     The Fund may sell a security it does not own in anticipation of a decline in the market value of that security (short sales). To complete the transaction, the Fund will borrow the security to make delivery to the buyer. The Fund is then obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Fund. Until the security is replaced, the Fund is required to pay to the lender any dividends or interest which accrue during the period of the loan. To borrow the security, the Fund may be required to pay a premium which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker to the extent necessary to meet margin requirements until the short position is closed out. Until the Fund replaces the borrowed security, it will (a) segregate cash or other liquid assets at such a level that the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current value of the security sold short and will not be less than the market value of the security at the time it was sold short, or (b) otherwise cover its short position through a short sale "against-the-box," which is a short sale in which the Fund owns an equal amount of the securities sold short or securities, convertible into or exchangeable for, without payment of any further consideration, securities of the same issue as, and equal in amount to, the securities sold short. The value of securities of any one issuer in which the Fund is short may not exceed the lesser of 2% of the value of the fund's net assets or 2% of the securities of any class of any issuer.

     The Fund will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the security declines in price between those dates. The amount of any gain will be decreased, and the amount of any loss will be increased, by the amount of any premium, dividends or interest paid in connection with the short sale. For federal income tax purposes, a short sale against the box of an appreciated financial position (e.g. stock) generally will be treated as a sale of the appreciated financial position, thus generating gain, by the Fund.

SECURITIES OF OTHER INVESTMENT COMPANIES

     The Fund may not invest in securities of other investment companies, except to the extent permitted by applicable law. Generally, the Fund does not intend to invest in such securities. If the Fund does invest in securities of other investment companies, shareholders of the Fund may be subject to duplicate management and advisory fees.

SEGREGATED ACCOUNTS

     When the Fund is required to segregate assets in connection with certain transactions, it will maintain cash or liquid assets in a segregated account. "Liquid assets" mean cash, U.S. Government securities, equity securities, debt obligations or other liquid, unencumbered assets marked-to-market daily, including foreign securities, high-yield fixed income securities and distressed securities.

(D)  TEMPORARY DEFENSIVE STRATEGIES AND SHORT-TERM INVESTMENTS

     In response to adverse market, economic or political conditions, the Fund may take a temporary defensive position and invest up to 100% of the Fund's assets in short-term obligations of, or securities guaranteed by, the U.S. Government, its agencies or instrumentalities or in high-quality obligations of banks and corporations. The yield on these securities will tend to be lower than the yield on other securities to be purchased by the Fund. Investing heavily in these securities is not consistent with the Fund's investment objective and limits the Fund's ability to achieve the Fund's objective but can help to preserve the Fund's assets.

     U.S. Government securities are instruments issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. Government. U.S. Government guarantees do not extend to the yield or value of the securities or the Fund's shares. Not all U.S. Government securities are backed by the full faith and credit of the United States. Some are supported only by the credit of the issuing agency.

(E)  PORTFOLIO TURNOVER

     Although the Fund does not intend to engage in substantial short-term trading, it may sell portfolio securities without regard to the length of time that they have been held in order to take advantage of new investment opportunities or yield differentials, or because the Fund desires to preserve gains or limit losses due to changing economic conditions or the financial condition of the issuer. The Fund's portfolio turnover rate is not expected to exceed 200%. However, when portfolio changes are deemed appropriate due to market or other conditions, such turnover rate may be greater than anticipated. The portfolio turnover rate is generally the percentage computed by dividing the lesser of portfolio purchases or sales (excluding all securities, including options, whose maturities or expiration date at acquisition were one year or less) by the monthly average value of the portfolio. A 100% turnover rate would occur, for example, if all of the securities held in the Fund's portfolio were sold and replaced within one year. High portfolio turnover (over 100%) involves correspondingly greater brokerage commissions and other transaction costs, which are borne directly by the Fund. In addition, high portfolio turnover may also mean that a proportionately greater amount of distributions to shareholders will be taxed as ordinary income rather than long-term capital gains compared to investment companies with lower portfolio turnover. For the fiscal years ended March 31, 2001 and March 31, 2000, the Fund's portfolio turnover rates were 242% and 101%, respectively. See "Brokerage Allocation and Other Practices" and "Taxes, Dividends and Distributions" below. In response to market pressures during the year ended March 31, 2001, the High Yield Sector Team implemented an important strategic shift by placing greater emphasis on enhancing the Fund's total returns through selected investments in the equities market while reducing exposure to lower-quality junk bonds. This change in strategy, while consistent with the Fund's investment strategy, resulted in higher than normal portfolio turnover during the reporting period.

                             INVESTMENT RESTRICTIONS

     The following restrictions are fundamental policies. Fundamental policies are those which cannot be changed without the approval of the holders of a majority of the Fund's outstanding voting securities. A "majority of the Fund's outstanding voting securities," when used in this Statement of Additional Information, means the lesser of (i) 67% of the voting shares represented at a meeting at which more than 50% of the outstanding voting shares are present in person or represented by proxy or (ii) more than 50% of the outstanding voting shares.

The Fund may not:

          1. Purchase any security (other than obligations of, or guaranteed by, the U.S. Government, its agencies or instrumentalities) if as a result: (i) with respect to 75% of the Fund's total assets, more than 5% of the Fund's total assets (determined at the time of investment) would then be invested in securities of a single issuer, or (ii) more than 10% of the voting securities of any issuer.

          2. Invest 25% or more of the market or other fair value of its total assets in the securities of issuers, all of which conduct their principal business activities in the same industry. For purposes of this restriction, gas, electric, water and telephone utilities will each be treated as being a separate industry. This restriction does not apply to obligations issued or guaranteed by the United States Government or its agencies or instrumentalities.

          3. Purchase securities on margin (but the Fund may obtain such short-term credits as may be necessary for the clearance of transactions); provided that the deposit or payment by the Fund of initial or maintenance margin in connection with futures or options is not considered the purchase of a security on margin.

          4. Issue senior securities, borrow money or pledge its assets, except that the Fund may borrow from banks up to 331 @3% of the value of its total assets (calculated when the loan is made) for temporary, extraordinary or emergency purposes, for the clearance of transactions. The Fund may pledge up to 331 @3% of the value of its total assets to secure such borrowings. For purposes of this restriction, the purchase or sale of securities on a when-issued or delayed delivery basis, forward foreign currency exchange contracts and collateral arrangements relating thereto, and collateral arrangements with respect to interest rate swap transactions, reverse repurchase agreements, dollar roll transactions, options, futures contracts and options thereon, short sales, and obligations of the Fund to Directors pursuant to deferred compensation arrangements are not deemed to be a pledge of assets or the issuance of a senior security, only so long as they are covered or collateralized in accordance with Securities and Exchange Commission guidelines.

          5. Act as underwriter of securities, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

          6. Buy or sell real estate or interests in real estate, except that the Fund may purchase and sell securities which are secured by real estate, securities of companies which invest or deal in real estate and securities of real estate investment trusts.

          7. Buy or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon, and forward foreign currency exchange contracts.

          8. Make loans, except through the purchase of debt obligations, bank debt (including loan participations and assignments), trade claims, repurchase agreements and loans of securities.

     Whenever any fundamental investment policy or investment restriction states a maximum percentage of the Fund's assets, it is intended that if the percentage limitation is met at the time the investment is made, a later change in percentage resulting from changing total or NAVs will not be considered a violation of such policy. However, in the event that the Fund's asset coverage for borrowings falls below 300%, the Fund will take prompt action to reduce its borrowings, as required by applicable law.

                             MANAGEMENT OF THE FUND

                               POSITION                                 PRINCIPAL OCCUPATIONS
NAME AND ADDRESS** (AGE)       WITH FUND                                 DURING PAST 5 YEARS
------------------------       ---------                               -----------------------

Eugene C. Dorsey (74)          Director           Retired President, Chief Executive Officer and Trustee of the
                                                    Gannett Foundation (now Freedom Forum); former Publisher of four
                                                    Gannett newspapers and Vice President of Gannett Co., Inc.; past
                                                    Chairman of Independent Sector, Washington, D.C. (largest national coalition of philanthropic organizations); formerly Chairman of the American Council for the Arts; formerly Director of the
                                                    Advisory Board of Chase Manhattan Bank of Rochester.

Delayne Dedrick Gold (62)      Director           Marketing Consultant.

*Robert F. Gunia (54)          Vice President     Executive Vice President and Chief Administrative Officer
                               and Director         (since June 1999) of Prudential Investments; Executive Vice
                                                    President and Treasurer (since December 1996) of PIFM;
                                                    President (since April 1999) of Prudential Investment
                                                    Management Services LLC (PIMS); Corporate Vice President
                                                    (September 1997-March 1999) of The Prudential Insurance
                                                    Company of America (Prudential); formerly Senior Vice
                                                    President (March 1987-May 1999) of Prudential Securities
                                                    Incorporated; formerly Chief Administrative Officer (July
                                                    1989-September 1996); Director (January 1989-September
                                                    1996); and Executive Vice President, Treasurer and Chief
                                                    Financial Officer (June 1987-December 1996) of Prudential
                                                    Mutual Fund Management, Inc. (PMF); Vice President and
                                                    Director (since May 1989) of The Asia Pacific Fund, Inc.

Thomas T. Mooney (59)          Director           President of the Greater Rochester Metro Chamber of Commerce;
                                                    formerly Rochester City Manager; formerly Deputy Monroe County
                                                    Executive, Trustee of Center for Governmental Research, Inc.;
                                                    Director of Blue Cross of Rochester, Monroe County Water Authority
                                                    and Executive Service Corps of Rochester.

Stephen P. Munn (58)           Director           Chairman, Director and Chief Executive Officer and formerly President of Carlisle Companies Incorporated (manufacturer of industrial products).

*David R. Odenath, Jr. (44)    President          President (since June 1999) of Prudential Investments; Officer in
                               and Director         Charge, President, Chief Executive Officer and Chief and Director
                                                    Operating Officer (since June 1999) of PIFM; Senior Vice President
                                                    (since June 1999) of Prudential; formerly Senior Vice President
                                                    (August 1993-May 1999) of PaineWebber Group, Inc.

Richard A. Redeker (57)        Director           Formerly employee of Prudential Investments (October 1996-
                                                    December 1998); prior thereto, President, Chief Executive Officer and Director (October 1993-September 1996) of Prudential Mutual
                                                    Fund Management, Inc.; Executive Vice President, Director and
                                                    Member of the Operating Committee (October 1993-September 1996) of
                                                    Prudential Securities; Director (October 1993-September 1996) of
                                                    Prudential Securities Group, Inc.; Executive Vice President of
                                                    Prudential Investments (January 1994-September 1996); Director
                                                    (January 1994-September 1996) of Prudential Mutual Fund
                                                    Distributors, Inc. and Prudential Mutual Fund Services, Inc.



                               POSITION                                 PRINCIPAL OCCUPATIONS
NAME AND ADDRESS** (AGE)       WITH FUND                                 DURING PAST 5 YEARS
------------------------       ---------                               -----------------------


*Judy A. Rice (53)             Vice President    Executive Vice President (since 1999) of Prudential
                               and Director        Investments; Executive Vice President (since 1999) of PIFM;
                                                   formerly various positions to Senior Vice President
                                                   (1992-1999) of Prudential Securities; and various positions to Managing Director (1975-1992) of Shearson Lehman
                                                   Advisors; Governor of the Money Management Institute and
                                                   member of the Prudential Securities Operating Council and
                                                   the National Association for Variable Annuities.

Nancy H. Teeters (70)          Director           Economist; formerly Vice President and Chief Economist of
                                                    International Business Machines Corporation; formerly Director of
                                                    Inland Steel Industries (July 1984-1999); formerly Governor of The
                                                    Federal Reserve (September 1978-June 1984);

Louis A. Weil, III (60)        Director           Formerly Chairman (January 1999-July 2000), President and Chief
                                                    Executive Officer (January 1996-July 2000) and Director (since
                                                    September 1991) of Central Newspapers, Inc.; formerly Chairman of the Board (January 1996-July 2000), Publisher and Chief Executive
                                                    Officer (August 1991-December 1995) of Phoenix Newspapers, Inc.

Grace C. Torres (41)           Treasurer and      Senior Vice President (since December 1996) of PIFM; formerly First
                               Principal            Vice President (March 1993-May 1999) of Prudential Securities.
                               Financial and
                               Accounting
                               Officer

Deborah A. Docs (43)           Secretary          Vice President and Corporate Counsel (since January 2001) of
                                                    Prudential; Vice President and Assistant Secretary (since December
                                                    1996) of PIFM.

William V. Healey (47)         Assistant         Vice President and Associate General Counsel (since 1998) of
                               Secretary           Prudential; Executive Vice President, Secretary and Chief
                                                   Legal Officer (since February 8, 1999) of PIFM; Senior Vice
                                                   President, Chief Legal Officer and Secretary (since December
                                                   1998) of PIMS; Executive Vice President, Chief Legal Officer
                                                   and Secretary (since February 1999) of Prudential Mutual
                                                   Fund Services LLC; Director (since June 1999) of ICI Mutual
                                                   Insurance Company; prior to August 1998, Associate General
                                                   Counsel of the Dreyfus Corporation ("Dreyfus"), a subsidiary of Mellon Bank, N.A. ("Mellon Bank"), and an officer and/or director of various affiliates of Mellon Bank and Dreyfus.



----------

 * "Interested" Director, as defined in the Investment Company Act, by reason of his or her affiliation with Prudential, PIMS or PIFM.

** The address of the Directors and officers is c/o Prudential Investments Fund Management LLC, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

     Directors and officers of the Fund are also trustees, directors and officers of some or all of the other investment companies distributed by PIMS.

     The officers conduct and supervise the daily business operations of the Fund, while the Directors, in addition to their functions set forth under "Investment Advisory and Other Services--Manager and Investment Adviser" and "--Principal Underwriter, Distributor and Rule 12b-1 Plans," review such actions and decide on general policy.

     Pursuant to the terms of the Management Agreement with the Fund, the Manager pays all compensation of officers and employees of the Fund as well as the fees and expenses of all Directors of the Fund who are affiliated persons of the Manager.

     The Fund pays each of its Directors who is not an affiliated person of PIFM or Prudential Investment Management, Inc., doing business as Prudential Investments (PI, the investment adviser or the subadviser) annual compensation of $1,500, in addition to certain out-of-pocket expenses. The amount of annual compensation paid to each Director may change as a result of the introduction of additional funds upon which the Director will be asked to serve.

     Directors may receive their Directors' fees pursuant to a deferred fee agreement with the Fund. Under the terms of such agreement, the Fund accrues daily the amount of Directors' fees which accrue interest at a rate equivalent to the prevailing rate applicable to 90-day U.S. Treasury Bills at the beginning of each calendar quarter or, pursuant to a Commission exemptive order, at the daily rate of return of any Prudential mutual fund. Payment of the interest so accrued is also deferred and accruals become payable at the option of the Director. The Fund's obligation to make payments of deferred Directors' fees, together with interest thereon, is a general obligation of the Fund.

     The Directors have adopted a retirement policy which calls for the retirement of Directors on December 31 of the year in which they reach the age of 75.

     The following table sets forth the aggregate compensation paid by the Fund for the fiscal year ended March 31, 2001,to the Directors who are not affiliated with the Manager. The table also shows aggregate compensation paid to those Directors for service to the Fund's Board and the Board of any other investment companies managed by PIFM (the Fund Complex) for the calendar year ended December 31, 2000.


                               COMPENSATION TABLE


                                                                                                         TOTAL 2000
                                                                       PENSION OR                       COMPENSATION
                                                                       RETIREMENT      ESTIMATED          FROM FUND
                                                          AGGREGATE BENEFITS ACCRUED    ANNUAL            AND FUND
                                                        COMPENSATION AS PART OF FUND BENEFITS UPON      COMPLEX PAID
NAME AND POSITION                                         FROM FUND     EXPENSES      RETIREMENT        TO DIRECTORS
-----------------                                         ---------   ------------  --------------      ------------
Eugene C. Dorsey, Director**                               $1,500          None          N/A           $114,000 (19/47)*
Delayne Dedrick Gold, Director                             $1,650          None          N/A           $173,000 (38/58)*
Robert F. Gunia, Director and Vice President (1)            --             --           --                 --
Thomas T. Mooney, Director**                               $1,500          None          N/A           $173,000 (32/65)*
Stephen P. Munn--Director                                  $1,500          None          N/A           $114,000 (24/41)*
David R. Odenath, Jr., Director and President (1)           --             --           --                 --
Richard A. Redeker, Director                               $1,500          None          N/A           $110,000 (24/41)*
Judy A. Rice, Director and Vice President (1)(2)            --             --           --                 --
John R. Strangfeld, Jr., Director and President (1)(a)      --             --           --                 --
Nancy H. Teeters, Director                                 $1,600          None          N/A           $118,000 (25/40)*
Louis A. Weil, III, Director                               $1,600          None          N/A           $114,000 (24/41)*

----------

(1) Directors who are "interested" do not receive compensation from the Fund or any fund in the Fund Complex.

(2) Became a Director on November 13, 2000 and became a Vice President on February 27, 2001.

(a)  Former President and Director, resigned on November 13, 2000.

 * Indicates number of funds/portfolios in Fund Complex (including the Fund) to which aggregate compensation relates.

** Total aggregate compensation from all of the funds in the Fund Complex for the calendar year ended December 31, 2000, includes amounts deferred at the election of Directors under the Fund's deferred compensation plans. Including accrued interest, total compensation amounted to $140,010 and $179,810 for Messrs. Dorsey and Mooney, respectively.

               CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

     Directors of the Fund are eligible to purchase Class Z shares of the Fund.

     As of May 11, 2001, the Directors and officers of the Fund, as a group, owned less than 1% of each Class of the outstanding common stock of the Fund.

     As of May 11, 2001, the beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of any class of beneficial interest were:
Amsouth Bank, Trustee, C/F Morrison's Restaurants Inc., Pension Plan, Attn:
Tracey Crain, P.O. Box 11426, Birmingham, AL 35202, who held 179,348 Class A shares of the Fund (or 6.2% of the outstanding Class A shares); Mr. Irwin Silver, 10 Weaver Ln., Dix Hills, NY 11746, who held 152,373 Class A shares of the Fund (or 5.3% of the outstanding Class A shares); Prudential Bank & Trust, c/f Susie A. Mallavia, IRA DTD 01/05/00, 6157 Fruitwood Ln., Pocatello, ID 83204, who held 11,811 Class Z shares of the Fund (or 8.2% of the outstanding Class Z shares); Prudential Securities C/F, Mr. Dean Looney, IRA Rollover DTD 10/08/98, 945 Lawrence Ave., Elkins Park, PA 19027, who held 8,517 Class Z shares of the Fund (or 5.9% of the outstanding Class Z shares); and Mr. Michael
J. Shaheen, Wassman Charitable Remainder Trust UA DTD 02/26/01 FBO Martha Wassman-Winn, PO Box 579, St. Clairsville, OH 43950, who held 14,224 Class Z shares of the Fund (or 9.9% of the outstanding Class Z shares).

     As of May 11, 2001, Prudential Securities was the record holder for other beneficial owners of 2,254,411 Class A shares (or 78.2% of the outstanding Class A shares), 6,546,040 Class B shares (or 78.3% of the outstanding Class B shares), 1,402,381 Class C shares (or 87.7% of the outstanding Class C shares) and 138,484 Class Z shares (or 96.1% of the outstanding Class Z shares) of the Fund. In the event of any meetings of shareholders, Prudential Securities will forward, or cause the forwarding of, proxy materials to the beneficial owners for which it is the record holder.

                     INVESTMENT ADVISORY AND OTHER SERVICES

(A) MANAGER AND INVESTMENT ADVISER

     The manager of the Fund is Prudential Investments Fund Management LLC (PIFM or the Manager), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077. PIFM serves as manager to all of the other investment companies that, together with the Fund, comprise the Prudential Mutual Funds. See "How the Fund is Managed" in the Prospectus. As of March 31, 2001, PIFM managed and/or administered open-end and closed-end management investment companies with assets of approximately $96.8 billion. According to the Investment Company Institute, as of November 30, 2000, the Prudential mutual funds were the 23rd largest family of mutual funds in the United States.

     The Manager is a wholly-owned subsidiary of PIFM Hold Co., Inc., which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential. Prudential Mutual Fund Services LLC (PMFS or the Transfer Agent), an affiliate of PIFM, serves as the Transfer Agent and dividend distribution agent for the Prudential mutual funds and, in addition, provides customer service, record keeping and management and administrative services to qualified plans.

     Pursuant to the Management Agreement with the Fund (the Management Agreement), PIFM, subject to the supervision of the Fund's Board of Directors and in conformity with the stated policies of the Fund, manages both the investment operations of the Fund and the composition of the Fund's portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, PIFM is obligated to keep certain books and records of the Fund. The Manager has hired PI to provide subadvisory services to the Fund. The Manager also administers the Fund's corporate affairs and, in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by State Street Bank and Trust Company (the Custodian) and PMFS, the Fund's transfer and dividend disbursing agent. The management services of PIFM for the Fund are not exclusive under the terms of the Management Agreement and PIFM is free to, and does, render management services to others.

     For its services, PIFM receives, pursuant to the Management Agreement, a fee at an annual rate of .65 of 1% of the Fund's average daily net assets. The fee is computed daily and payable monthly. The Management Agreement also provides that, in the event the expenses of the Fund (including the fees of PIFM, but excluding interest, taxes, brokerage commissions, distribution fees and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business) for any fiscal year exceed the lowest applicable annual expense limitation established and enforced pursuant to the statutes or regulations of any jurisdiction in which the Fund's shares are qualified for offer and sale, the compensation due to PIFM will be reduced by the amount of such excess. Reductions in excess of the total compensation payable to PIFM will be paid by PIFM to the Fund. Currently, the Fund believes there are no such expense limitations.

     In connection with its management of the corporate affairs of the Fund, PIFM bears the following expenses:

          (a) the salaries and expenses of all of its and the Fund's personnel except the fees and expenses of Directors who are not affiliated persons of PIFM or the Fund's Subadviser;

          (b) all expenses incurred by PIFM or by the Fund in connection with managing the ordinary course of the Fund's business, other than those assumed by the Fund as described below; and

          (c) the costs and expenses payable to the Subadviser pursuant to the Subadvisory Agreement between PIFM and the Subadviser (the Subadvisory Agreement).

     Under the terms of the Management Agreement, the Fund is responsible for the payment of the following expenses: (a) the fees payable to the Manager; (b) the fees and expenses of Directors who are not affiliated persons of the Manager or the Fund's Subadviser; (c) the fees and certain expenses of the Custodian and Transfer and Dividend Disbursing Agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Fund and of pricing the Fund's shares; (d) the charges and expenses of legal counsel and independent accountants for the Fund; (e) brokerage commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities transactions; (f) all taxes and corporate fees payable by the Fund to governmental agencies; (g) the fees of any trade associations of which the Fund may be a member; (h) the cost of stock certificates representing shares of the Fund; (i) the cost of fidelity and liability insurance; (j) certain organization expenses of the Fund and the fees and expenses involved in registering and maintaining registration of the Fund and of its shares with the Commission, including the preparation and printing of the Fund's registration statements and prospectuses for such purposes; (k) allocable communications expenses with respect to investor services and all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders in the amount necessary for distribution to the shareholders; (l) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business and (m) distribution fees.

     The Management Agreement provides that PIFM will not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Management Agreement provides that it will terminate automatically if assigned, and that it may be terminated without penalty by either party upon not more than 60 days' nor less than 30 days' written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act.

     For the fiscal period ended March 31, 1999, and for the fiscal years ended March 31, 2000 and 2001, the Fund paid PIFM management fees of $465,324, $680,461 and $671,027, respectively.

     PIFM has entered into the Subadvisory Agreement with the Subadviser, a wholly-owned subsidiary of Prudential. The Subadvisory Agreement provides that the Subadviser will furnish investment advisory services in connection with the management of the Fund. In connection therewith, the Subadviser is obligated to keep certain books and records of the Fund. PIFM continues to have responsibility for all investment advisory services pursuant to the Management Agreement and supervises the Subadviser's performance of such services. The Subadviser was reimbursed by PIFM for the reasonable costs and expenses incurred by the Subadviser in furnishing those services. Effective January 1, 2000, the Subadviser is paid by PIFM at an annual rate of .325 of 1.00% of the Fund's average daily net assets.

     The Subadvisory Agreement provides that it will terminate in the event of its assignment (as defined in the Investment Company Act) or upon the termination of the Management Agreement. The Subadvisory Agreement may be terminated by the Fund, PIFM or the Subadviser upon not more than 60 days', nor less than 30 days', written notice. The Subadvisory Agreement provides that it will continue in effect for a period of more than two years from its execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the Investment Company Act.

     Prudential Investment's Fixed Income Group includes the following sector teams which may contribute towards security selection in addition to the sector team described in the prospectus (assets under management are as of December 31, 2000).

                                 U.S. LIQUIDITY

ASSETS UNDER MANAGEMENT: $29.4 billion.
TEAM LEADER: Michael Lillard, CFA. GENERAL INVESTMENT EXPERIENCE: 13 years. PORTFOLIO MANAGERS: 9. AVERAGE GENERAL INVESTMENT EXPERIENCE: 11 years, which includes team members with significant mutual fund experience.

SECTOR: U.S. Treasuries, agencies and mortgages.
INVESTMENT STRATEGY: Focus is on high quality, liquidity and controlled risk.

                                    CORPORATE

ASSETS UNDER MANAGEMENT: $43.9 billion.
TEAM LEADER: Steven Kellner. GENERAL INVESTMENT EXPERIENCE: 14 years. PORTFOLIO MANAGERS: 7. AVERAGE GENERAL INVESTMENT EXPERIENCE: 13 years, which includes team members with significant mutual fund experience.

SECTOR: U.S. investment-grade corporate securities.
INVESTMENT STRATEGY: Focus is on identifying spread, credit quality and liquidity trends to capitalize on changing opportunities in the market. Ultimately, they seek the highest expected return with the least risk.

                                   GLOBAL BOND

ASSETS UNDER MANAGEMENT: $3.7 billion.
TEAM LEADERS: David Bessey and Steven Koomar. GENERAL INVESTMENT EXPERIENCE: 11 years and 15 years, respectively.
PORTFOLIO MANAGERS: 5. AVERAGE GENERAL INVESTMENT EXPERIENCE: 11 years, which includes team members with significant mutual fund experience.

SECTOR: Corporate and government securities of foreign issuers.

INVESTMENT STRATEGY: Focus is on higher quality sovereign debt and currency risk and on high-grade and high yield foreign corporate and emerging market issues.

                                  MONEY MARKETS

ASSETS UNDER MANAGEMENT: $38.5 billion.
TEAM LEADER: Joseph Tully. GENERAL INVESTMENT EXPERIENCE: 17 years. PORTFOLIO MANAGERS: 9. AVERAGE GENERAL INVESTMENT EXPERIENCE: 11 years.

SECTOR: High-quality short-term securities, including both taxable and tax-exempt instruments.

INVESTMENT STRATEGY: Focus is on safety of principal, liquidity and controlled risk.

CODE OF ETHICS

     The Board of Directors of the Fund has adopted a Code of Ethics. In addition, the Manager, Subadviser and Distributor have each adopted a Code of Ethics (the "Codes"). The Codes permit personnel subject to the Codes to invest in securities, including securities that may be purchased or held by the Fund. However, the protective provisions of the Codes prohibit certain investments and limit such personnel from making investments during periods when the Fund is making such investments. The Codes are on public file with, and are available from, the Commission.

(b) PRINCIPAL UNDERWRITER, DISTRIBUTOR AND RULE 12B-1 PLANS

     Prudential Investment Management Services LLC (PIMS or the Distributor), Gateway Center Three, 14th Floor, Newark, New Jersey 07102-4077, acts as the distributor of the shares of the Fund. The Distributor is a subsidiary of Prudential.

     Pursuant to separate Distribution and Service Plans (the Class A Plan, the Class B Plan and the Class C Plan, collectively, the Plans) adopted by the Fund under Rule 12b-1 under the Investment Company Act and a distribution agreement (the Distribution Agreement), the Distributor incurs the expenses of distributing the Fund's Class A, Class B and Class C shares. The Distributor also incurs the expenses of distributing the Fund's Class Z shares under a Distribution Agreement, none of these expenses of distribution are reimbursed by or paid for by the Fund. See "How the Fund is Managed--Distributor" in the Prospectus.

     The expenses incurred under the Plans include commissions and account servicing fees paid to or on account of brokers or financial institutions that have entered into agreements with the Distributor, advertising expenses, the cost of printing and mailing prospectuses to potential investors and indirect and overhead costs of the Distributor associated with the sale of Fund shares including lease, utility, communications and sales promotion expenses.

     Under the Plans, the Fund is obligated to pay distribution and/or service fees to the Distributor as compensation for its distribution and service activities, not as reimbursement for specific expenses incurred. If the Distributor's expenses exceed its distribution and service fees, the Fund will not be obligated to pay any additional expenses. If the Distributor's expenses are less than such distribution and service fees, it will retain its full fees and realize a profit.

     The distribution and/or service fees may also be used by the Distributor to compensate on a continuing basis brokers in consideration for the distribution, marketing, administrative and other services and activities provided by brokers with respect to the promotion of the sale of the Fund's shares and the maintenance of related shareholder accounts.

     CLASS A PLAN. Under the Class A Plan, the Fund shall pay the Distributor for its distribution-related activities with respect to Class A shares at an annual rate of .30 of 1% of the average daily net assets of the Class A shares. The Class A Plan provides that (1) .25 of 1% of the average daily net assets of the Class A shares may be used to pay for personal service and/or the maintenance of shareholder accounts (service fee) and (2) total distribution fees (including the service fee of .25 of 1%) may not exceed .30 of 1%. The Distributor has contractually agreed to limit its distribution-related fees payable under the Class A Plan to .25 of 1% of the average daily net assets of the Class A Shares for the fiscal year ending March 31, 2002. Fee waivers will increase the Fund's total return.

     For the fiscal year ended March 31, 2001, the Distributor received payments of $52,188 under the Class A Plan and spent approximately $46,200 in distributing the Fund's Class A shares. This amount was primarily expended for payments of account servicing fees to financial advisers and other persons who sell Class A shares. For the fiscal year ended March 31, 2001, the Distributor also received approximately $10,500 in initial sales charges attributable to Class A shares.

     CLASS B AND CLASS C PLANS. Under the Class B and Class C Plans, the Fund pays the Distributor for its distribution-related activities with respect to Class B and Class C shares at an annual rate of 1% of the average daily net assets of each of the Class B and Class C shares. The Class B Plan provides that
(1) .25 of 1% of the average daily net assets of the Class B shares shall be paid as a service fee and (2) .75 of 1% (not including the service fee) of the average daily net assets of the Class B shares (asset-based sales charge) shall be paid for distribution-related expenses with respect to the Class B shares. The Class C Plan provides that (1) .25 of 1% of the average daily net assets of the Class C shares shall be paid as a service fee for providing personal service and/or maintaining shareholder accounts and (2) .75 of 1% of the average daily net assets of the Class C shares shall be paid for distribution-related expenses with respect to Class C shares. The service fee (.25 of 1% of average daily net assets) is used to pay for personal service and/or the maintenance of shareholder accounts. The Distributor also receives contingent deferred sales charges from certain redeeming shareholders and, with respect to Class C shares, initial sales charges. The Distributor has contractually agreed to limit its distribution-related fees payable under the Class B and Class C Plans to .75 of 1% of the average daily net assets of each of the Class B and Class C shares for the fiscal year ending March 31, 2002. Fee waivers will increase the Fund's total return.

     CLASS B PLAN. For the fiscal year ended March 31, 2001, the Distributor received $516,060 from the Fund under the Class B Plan and spent approximately $356,700 in distributing the Class B shares of the Fund. It is estimated that of the latter amount, approximately 7.5% ($26,800) was spent on printing and mailing of prospectuses to other than current shareholders; 8.4% ($30,100) was spent on compensation to Pruco Securities Corporation, an affiliate broker-dealer (PruSec) for commissions to its representatives and other expenses, including an allocation on account of overhead and other branch office distribution-related expenses, incurred by it for distribution of Fund shares; and 84.1% ($299,800) on the aggregate of (1) payments of commissions and account servicing fees to financial advisers ($153,000 or 42.9%) and (2) an allocation of overhead and other branch office distribution-related expenses ($146,800 or 41.2%). The term "overhead and other branch office distribution-related expenses" represents (a) the expenses of operating Prudential Securities' and PruSec's branch offices in connection with the sale of Fund shares, including lease costs, the salaries and employee benefits of operations and sales support personnel, ___ utility costs, communications costs and the costs of stationery and supplies, (b) the costs of client sales seminars, (c) expenses of mutual fund sales coordinators to promote the sale of Fund shares and (d) other incidental expenses relating to branch promotion of Fund sales.

     The Distributor also receives the proceeds of contingent deferred sales charges paid by holders of Class B shares upon certain redemptions of Class B shares. See "How to Buy, Sell and Exchange Shares of the Fund--How to Sell Your

Shares--Contingent Deferred Sales Charge (CDSC)" in the Prospectus. For the fiscal year ended March 31, 2001, the Distributor received approximately $354,600 in contingent deferred sales charges attributable to Class B shares.

     CLASS C PLAN. For the fiscal year ended March 31, 2001, the Distributor received $89,722 from the Fund under the Class C Plan and spent approximately $88,000 in distributing the Fund's Class C shares. It is estimated that of the latter amount, approximately 4.0% ($3,500) was spent on printing and mailing of prospectuses to other than current shareholders; 0% ($0) on compensation to PruSec for commissions to its representatives and other expenses, including an allocation on account of overhead and other branch office distribution related expenses, incurred for distribution of Fund shares; and 96.0% ($84,500) on the aggregate of (1) payments of commission and account servicing fees to financial advisers (73.8% or $64,900) and (2) an allocation of overhead and other branch office distribution-related expenses for payments of related expenses (22.2% or $19,600).

     The Distributor also receives an initial sales charge and the proceeds of contingent deferred sales charges paid by investors upon certain redemptions of Class C shares. See "How to Buy, Sell and Exchange Shares of the Fund--How to Sell Your Shares--Contingent Deferred Sales Charge (CDSC)" in the Prospectus. For the fiscal year ended March 31, 2001, the Distributor received approximately $6,500 in contingent deferred sales charges attributable to Class C shares. For the fiscal year ended March 31, 2001, the Distributor also received approximately $16,900 in initial sales charges with respect to Class C shares.

     Distribution expenses attributable to the sale of Class A, Class B and Class C shares of the Fund are allocated to each such class based upon the ratio of each such class to the sales of Class A, Class B and Class C shares of the Fund other than expenses allocable to a particular class. The distribution fee and sales charge of one class will not be used to subsidize the sale of another class.

     The Class A, Class B and Class C Plans continue in effect from year to year, provided that each such continuance is approved at least annually by a vote of the Board of Directors, including a majority vote of the Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the Class A, Class B or Class C Plan or on any agreement related to the Plans (Rule 12b-1 Directors) cast in person at a meeting called for the purpose of voting on such continuance. A Plan may be terminated at any time, without penalty, by the vote of a majority of the Rule 12b-1 Directors or by the vote of the holders of a majority of the outstanding shares of the applicable class on not more than 30 days' written notice to any other party to the Plan. The Plans may not be amended to increase materially the amounts to be spent for the services described therein without approval by the shareholders of the applicable class (by both Class A and Class B shareholders, voting separately, in the case of material amendments to the Class A Plan), and all material amendments are required to be approved by the Board of Directors in the manner described above. Each Plan will automatically terminate in the event of its assignment. The Fund will not be contractually obligated to pay expenses incurred under any Plan if it is terminated or not continued.

     Pursuant to each Plan, the Board of Directors will review at least quarterly a written report of the distribution expenses incurred on behalf of each class of shares of the Fund by the Distributor. The report will include an itemization of the distribution expenses and the purposes of such expenditures. In addition, as long as the Plans remain in effect, the selection and nomination of the Rule 12b-1 Directors shall be committed to the Rule 12b-1 Directors.

     Pursuant to the Distribution Agreement, the Fund has agreed to indemnify the Distributor to the extent permitted by applicable law against certain liabilities under federal securities law.

     In addition to distribution and service fees paid by the Fund under the Class A, Class B and Class C Plans, the Manager (or one of its affiliates) may make payments out of its own resources to dealers (including Prudential Securities) and other persons which distribute shares of the Fund (including Class Z shares). Such payments may be calculated by reference to the net asset value of shares sold by such persons or otherwise.

FEE WAIVERS/SUBSIDIES

     PIFM may from time to time waive all or a portion of its management fee and subsidize all or a portion of the operating expenses of the Fund. In addition, the Distributor has contractually agreed to waive a portion of its distribution fees for Class A, Class B and Class C shares, as described above. Fee waivers and subsidies will increase the Fund's total return. As of April 1, 2000, PIFM had discontinued its management fee waiver of .15 of 1%.

NASD MAXIMUM SALES CHARGE RULE.

     Pursuant to rules of the NASD, the Distributor is required to limit aggregate initial sales charges, deferred sales charges and asset-based sales charges to 6.25% of total gross sales of each class of shares. Interest charges on unreimbursed distribution expenses equal to the prime rate plus one percent per annum may be added to the 6.25% limitation. Sales from the reinvestment of dividends and distributions are not included in the calculation of the 6.25% limitation. The annual asset-based sales charge on shares of the Fund may not exceed .75 of 1% per class. The 6.25% limitation applies to each class of the Fund rather than on a per shareholder basis. If aggregate sales charges were to exceed 6.25% of total gross sales of any class, all sales charges on shares of that class would be suspended.

(c) OTHER SERVICE PROVIDERS

     State Street Bank and Trust Company, One Heritage Drive, North Quincy, Massachusetts 02171, serves as Custodian for the Fund's portfolio securities and cash and, in that capacity, maintains certain financial and accounting books and records pursuant to an agreement with the Fund. Subcustodians provide custodial services for the Fund's foreign assets held outside the United States.

     Prudential Mutual Fund Services LLC (PMFS), 194 Wood Avenue South, Iselin, New Jersey 08830, serves as the transfer and dividend disbursing agent of the Fund. PMFS is an affiliate of PIFM. PMFS provides customary transfer agency services to the Fund, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions and related functions. For these services, PMFS receives an annual fee of $13.00 per shareholder account, a new account set-up fee of $2.00 for each manually established shareholder account and a monthly inactive zero balance account fee of $.20 per shareholder account. PMFS is also reimbursed for its out-of-pocket expenses, including but not limited to postage, stationery, printing, allocable communication expenses and other costs.

     For the fiscal year ended March 31, 2001, the Fund incurred expenses of approximately $108,000 for the services of PMFS.

     PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036, serves as the Fund's independent accountants and in that capacity audits the Fund's annual financial statements.

                    BROKERAGE ALLOCATION AND OTHER PRACTICES

     The Manager is responsible for decisions to buy and sell securities, futures and options on securities and futures for the Fund, the selection of brokers, dealers and futures commission merchants to effect the transactions and the negotiation of brokerage commissions, if any. For purposes of this section, the term "Manager" includes the Subadviser. In placing orders for portfolio securities of the Fund, the Manager is required to give primary consideration to obtaining the best possible combination of favorable price and efficient execution. This means that the Manager will seek to execute each transaction at a price and commission, if any, which will provide the most favorable total cost or proceeds reasonably obtainable in the circumstances. While the Manager generally seeks reasonably competitive spreads or commissions, the Fund will not necessarily be paying the lowest spread or commission available. Within the framework of this policy, the Manager will consider the research and investment services provided by brokers, dealers or futures commission merchants who effect or are parties to portfolio transactions of the Fund, the Manager or the Manager's other clients. Such research and investment services are those which brokerage houses customarily provide to institutional investors and include statistical and economic data and research reports on particular companies and industries. Such services are used by the Manager in connection with all of its investment activities, and some of such services obtained in connection with the execution of transactions for the Fund may be used in managing other investment accounts. Conversely, brokers, dealers or futures commission merchants furnishing such services may be selected for the execution of transactions of such other accounts, whose aggregate assets are far larger than the Fund's, and the services furnished by such brokers, dealers or futures commission merchants may be used by the Manager in providing investment management for the Fund. Commission rates are established pursuant to negotiations with the broker, dealer or futures commission merchant based on the quality and quantity of execution services provided by the broker in the light of generally prevailing rates. The Manager's policy is to pay higher commissions to brokers, other than Prudential Securities, for particular transactions than might be charged if a different broker had been selected, on occasions when, in the Manager's opinion, this policy furthers the objective of obtaining best price and execution. In addition, the Manager is authorized to pay higher commissions on brokerage transactions for the Fund to brokers other than Prudential Securities (or any affiliate) in order to secure research and investment services described above, subject to the primary consideration of obtaining the most favorable price and efficient execution in the circumstances and subject to review by the Fund's Board of Directors from time to time as to the extent and continuation of this practice. The allocation of orders among brokers and the commission rates paid are reviewed periodically by the Fund's Board of Directors.

     Broker-dealers may receive negotiated brokerage commissions on Fund portfolio transactions, including options and the purchase and sale of underlying securities upon the exercise of options. On foreign securities exchanges, commissions may be fixed. Orders may be directed to any broker or futures commission merchant including, to the extent and in the manner permitted by applicable law, Prudential Securities and its affiliates.

     Equity securities traded in the over-the-counter market and bonds, including convertible bonds, are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments and U.S. Government agency securities may be purchased directly from the issuer, in which case no commissions or discounts are paid. The Fund will not deal with Prudential Securities or any affiliate in any transaction in which Prudential Securities or any affiliate acts as principal, except in accordance with rules of the Commission. Thus, it will not deal with Prudential Securities acting as market maker, and it will not execute a negotiated trade with Prudential Securities if execution involves Prudential Securities' acting as principal with respect to any part of the Fund's order.

     Portfolio securities may not be purchased from any underwriting or selling syndicate of which Prudential Securities, or an affiliate, during the existence of the syndicate, is a principal underwriter (as defined in the Investment Company Act), except in accordance with rules of the Commission. This limitation, in the opinion of the Manager, will not significantly affect the Fund's ability to pursue its present investment objective. However, in the future in other circumstances, the Fund may be at a disadvantage because of this limitation in comparison to other funds with similar objectives but not subject to such limitations.

     Subject to the above considerations, Prudential Securities (or any affiliate) may act as a securities broker or futures commission merchant for the Fund. In order for Prudential Securities (or any affiliate) to effect any portfolio transactions for the Fund, the commissions, fees or other remuneration received by Prudential Securities (or any affiliate) must be reasonable and fair compared to the commissions, fees or other remuneration paid to other firms in connection with comparable transactions involving similar securities or futures being purchased or sold on an exchange or board of trade during a comparable period of time. This standard would allow Prudential Securities (or any affiliate) to receive no more than the remuneration which would be expected to be received by an unaffiliated firm in a commensurate arm's-length transaction. Furthermore, the Board of Directors of the Fund, including a majority of the Directors who are not "interested" persons, has adopted procedures which are reasonably designed to provide that any commissions, fees or other remuneration paid to Prudential Securities (or any affiliate) are consistent with the foregoing standard. In accordance with Section 11(a) of the Securities Exchange Act of 1934, as amended, Prudential Securities may not retain compensation for effecting transactions on a national securities exchange for the Fund unless the Fund has expressly authorized the retention of such compensation. Prudential Securities must furnish to the Fund at least annually a statement setting forth the total amount of all compensation retained by Prudential Securities from transactions effected for the Fund during the applicable period. Brokerage and futures transactions with Prudential Securities are also subject to such fiduciary standards as may be imposed by applicable law.

     For the fiscal period ended March 31, 1999 and for the fiscal years ended March 31, 2000 and 2001, the Fund paid $2,000, $0 and $0 respectively, in brokerage commissions to Prudential Securities.

     The Fund is required to disclose its holdings of securities of its regular brokers and dealers (as defined under Rule 10b-1 of the Investment Company Act) and their parents at March 31, 2001. As of March 31, 2001, the Fund did not hold anysecurities of its regular brokers and dealers.

                CAPITAL SHARES, OTHER SECURITIES AND ORGANIZATION

     The Fund is authorized to issue 2.5 billion shares of common stock, $.0001 par value per share, divided into four classes, designated Class A, Class B, Class C and Class Z common stock. Of the authorized shares of common stock, one billion shares have been designated Class A common stock, 500 million shares have been designated Class B common stock, 500 million shares have been designated Class C common stock and 500 million shares have been designated Class Z common stock. Each class of common stock represents an interest in the same assets of the Fund and is identical in all respects except that (1) each class is subject to different sales charges and distribution and/or service fees (except for Class Z shares, which are not subject to any sales charge or distribution and/or service fee), which may affect performance, (2) each class has exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, (3) each class has a different exchange privilege and (4) only Class B shares have a conversion feature. Class Z shares are offered exclusively for sale to a limited group of investors. Currently, the Fund is offering Class A, Class B, Class C and Class Z shares of common stock. In accordance with the Fund's Articles of Incorporation, the Board of Directors may authorize the creation of additional series of common stock and classes within such series, with such preferences, privileges, limitations and voting and dividend rights as the Board may determine.

     The Board of Directors may increase or decrease the number of authorized shares. Shares of the Fund, when issued, are fully paid, nonassessable, fully transferable and redeemable at the option of the holder. Shares are also redeemable at the option of the Fund under certain circumstances. Each share of each class of common stock is equal as to earnings, assets and voting privileges, except as noted above, and each class (with the exception of Class Z shares, which are not subject to any distribution and/or service fees) bears the expenses related to the distribution of its shares. Except for the conversion feature applicable to the Class B shares, there are no conversion, preemptive or other subscription rights. In the event of liquidation, each share of common stock of the Fund is entitled to its portion of all of the Fund's assets after all debts and expenses of the Fund have been paid. Since Class B and Class C shares generally bear higher distribution expenses than Class A shares, the liquidation proceeds to shareholders of those classes are likely to be lower than to Class A shareholders and to Class Z shareholders, whose shares are not subject to any distribution and/or service fees. The Fund's shares do not have cumulative voting rights for the election of Directors.

     The Fund does not intend to hold annual meetings of shareholders unless otherwise required by law. The Fund will not be required to hold meetings of shareholders unless, for example, the election of Directors is required to be acted on by shareholders under the Investment Company Act. Shareholders have certain rights, including the right to call a meeting upon a vote of 10% or more of the Fund's outstanding shares for the purpose of voting on the removal of one or more Directors or to transact any other business.

                 PURCHASE, REDEMPTION AND PRICING OF FUND SHARES

     Shares of the Fund may be purchased at a price equal to the next determined NAV per share plus a sales charge which, at the election of the investor, may be imposed either (1) at the time of purchase (Class A or Class C shares) or (2) on a deferred basis (Class B or Class C shares). Class Z shares of the Fund are offered to a limited group of investors at NAV without any sales charges. See "How to Buy, Sell and Exchange Shares of the Fund--How to Buy Shares" in the Prospectus.

     Each class of shares represents an interest in the same assets of the Fund and has the same rights, except that (1) each class is subject to different sales charges and distribution and/or service fees (except for Class Z shares which are not subject to any sales charge or distribution and/or service fees), which may affect performance, (2) each class has exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, (3) each class has a different exchange privilege, (4) only Class B shares have a conversion feature and (5) Class Z shares are offered exclusively for sale to a limited group of investors. See "Investment Advisory and Other Services--Principal Underwriter, Distributor and Rule 12b-1 Plans" above and "Shareholder Investment Account--Exchange Privilege" below.

     PURCHASE BY WIRE. For an initial purchase of shares of the Fund by wire, you must complete an application and telephone PMFS at (800) 225-1852 (toll-free) to receive an account number. The following information will be requested: your name, address, tax identification number, fund and class election, dividend distribution election, amount being wired and wiring bank. Instructions should then be given by you to your bank to transfer funds by wire to State Street Bank and Trust

Company (State Street), Boston, Massachusetts, Custody and Shareholder Services Division, Attention: Prudential High Yield Total Return Fund, Inc., specifying on the wire the account number assigned by PMFS and your name and identifying the class in which you are investing (Class A, Class B, Class C or Class Z shares).

     If you arrange for receipt by State Street of federal funds prior to the calculation of NAV (4:15 p.m., New York time) on a business day, you may purchase shares of the Fund on that day.

     In making a subsequent purchase by wire, you should wire State Street directly and should be sure that the wire specifies Prudential High Yield Total Return Fund, Inc. Class A, Class B, Class C or Class Z shares and your name and individual account number. It is not necessary to call PMFS to make subsequent purchase orders using federal funds. The minimum amount which may be invested by wire is $1,000.

ISSUANCE OF FUND SHARES FOR SECURITIES

     Transactions involving the issuance of Fund shares for securities (rather than cash) will be limited to (1) reorganizations,(2) statutory mergers, or (3) other acquisitions of portfolio securities that (a) meet the investment objective and policies of the Fund, (b) are liquid and not subject to restrictions on resale, and (c) have a value that is readily ascertainable via listing on or trading in a recognized United States or international exchange or market, and (d) are approved by the Fund's investment adviser.

SPECIMEN PRICE MAKE-UP

     Under the current distribution arrangements between the Fund and the Distributor, Class A shares are sold at a maximum sales charge of 4%, Class C* shares are sold with a 1% sales charge, and Class B* and Class Z shares of the Fund are sold at NAV. Using the Fund's NAV at March 31, 2001, the maximum offering prices of the Fund's shares are as follows:


CLASS A
Net asset value and redemption price per Class A share                    $6.98
Maximum sales charge (4% of offering price)                               $ .29
                                                                          -----
Maximum offering price to public                                          $7.27
                                                                          =====

CLASS B
Net asset value, offering price and redemption price per Class B share*   $6.98
                                                                          =====
CLASS C
Net asset value and redemption price per Class C share*                   $6.98
                                                                          =====
Sales charge (1% of offering price)                                       $ .07
                                                                          -----
Offering price to public                                                  $7.05
                                                                          =====

CLASS Z
Net asset value, offering price and redemption price per Class Z share    $7.01
                                                                          =====

---------

* Class B and Class C shares are subject to a contingent deferred sales charge on certain redemptions. See "How to Buy, Sell and Exchange Shares of the Fund--How to Sell Your Shares" in the Prospectus.

SELECTING A PURCHASE ALTERNATIVE

     The following is provided to assist you in determining which method of purchase best suits your individual circumstances and is based on current fees and expenses being charged to the Fund:

     If you intend to hold your investment in the Fund for less than 4 years and do not qualify for a reduced sales charge on Class A shares, since Class A shares are subject to a maximum initial sales charge of 4% and Class B shares are subject to a CDSC of 5% which declines to zero over a 6-year period, you should consider purchasing Class C shares over either Class A or Class B shares.

     If you intend to hold your investment for more than 4 years, but less than 5 years, and do not qualify for a reduced sales charge on Class A shares, the sales charges and cumulative annual distribution-related fees would be approximately the same for Class A, Class B and Class C shares. However, you should consider purchasing Class B shares over Class A shares or Class C shares because all of your money would be invested initially in the case of Class B shares.

     If you intend to hold your investment for longer than 5 years, you should consider purchasing Class A shares over either Class B or Class C shares. This is because the maximum sales charge plus the cumulative annual distribution-related fee on Class A shares would be less than those of the Class
B or Class C shares.

     If you qualify for a reduced sales charge on Class A shares, it may be more advantageous for you to purchase Class A shares over either Class B or Class C shares regardless of how long you intend to hold your investment. However, unlike Class B shares, you would not have all of your money invested initially because the sales charge on Class A shares is deducted at the time of purchase.

     If you do not qualify for a reduced sales charge on Class A shares and you purchase Class B or Class C shares, you would have to hold your investment for more than 6 years in the case of Class B shares and for more than 5 years in the case of Class C shares for the higher cumulative annual distribution-related fee on those shares plus, in the case of Class C shares, the 1% initial sales charge to exceed the initial sales charge plus cumulative annual distribution-related fees on Class A shares. This does not take into account the time value of money, which further reduces the impact of the higher Class B or Class C distribution-related fee on the investment, fluctuations in NAV, the effect of the return on the investment over this period of time or redemptions when the CDSC is applicable.

     REDUCTION AND WAIVER OF INITIAL SALES CHARGE--CLASS A SHARES

     BENEFIT PLANS. Certain group retirement and savings plans may purchase Class A shares without the initial sales charge, if they meet the required minimum for amount of assets, average account balance or number of eligible employees. For more information about these requirements, call Prudential at
(800) 353-2847.

     OTHER WAIVERS. In addition, Class A shares may be purchased at NAV through the Distributor or the Transfer Agent, by:

     o  officers of the Prudential mutual funds (including the Fund)

     o employees of the Distributor, Prudential Securities, PIFM and their subsidiaries and members of the families of such persons who maintain an "employee related" account at Prudential Securities or the Transfer Agent

     o employees of subadvisers of the Prudential mutual funds provided that purchases at NAV are permitted by such person's employer

     o Prudential, employees and special agents of Prudential and its subsidiaries and all persons who have retired directly from active service with Prudential or one of its subsidiaries

     o  members of the Board of Directors of Prudential

     o real estate brokers, agents and employees of real estate brokerage companies affiliated with The Prudential Real Estate Affiliates who maintain an account at Prudential Securities, PruSec or with the Transfer Agent

     o registered representatives and employees of brokers who have entered into a selected dealer agreement with the Distributor provided that purchases at NAV are permitted by such person's employer

     o investors who have a business relationship with a financial adviser who joined Prudential Securities from another investment firm, provided that
        (1) the purchase is made within 180 days of the commencement of the financial adviser's employment at Prudential Securities or within one year in the case of Benefit Plans, (2) the purchase is made with proceeds of a redemption of shares of any open-end non-money market fund sponsored by the financial adviser's previous employer (other than a fund which imposes a distribution or service fee of .25 of 1% or less) and (3) the financial adviser served as the client's broker on the previous purchase

     o investors in Individual Retirement Accounts, provided the purchase is made in a directed rollover to such individual Retirement Account or with the proceeds of a tax-free rollover of assets from a Benefit Plan for which Prudential provides administrative or recordkeeping services and further provided that such purchase is made within 60 days of receipt of the Benefit Plan distribution

     o orders placed by broker-dealers, investment advisers or financial planners who have entered into an agreement with the Distributor, who place trades for their own accounts or the accounts of their clients and who charge a management consulting or other fee for their services (for example, mutual fund "wrap" or asset allocation programs)

     o orders placed by clients of broker dealers, investment advisers or financial planners who place trades for customer accounts if the accounts are linked to the master account of such broker-dealer, investment adviser or financial planner and the broker dealer, investment adviser or financial planner charges its clients a separate fee for its services (for example, mutual fund "supermarket" programs).

     Broker-dealers, investment advisers or financial planners sponsoring fee-based programs (such as mutual fund "wrap" or asset allocation programs and mutual fund "supermarket" programs) may offer their clients more than one class of shares in the Fund in connection with different pricing options for their programs. Investors should consider carefully any separate transaction and other fees charged by these programs in connection with investing in each available share class before selecting a share class.

     For an investor to obtain any reduction or waiver of the initial sales charges at the time of the sale either the Transfer Agent must be notified directly by the investor or the Distributor must be notified by the broker facilitating the transaction that the sale qualifies for the reduced or waived sales charge. The reduction or waiver will be granted subject to confirmation of your entitlement. No initial sales charges are imposed upon Class A shares acquired upon the reinvestment of dividends and distributions.

     COMBINED PURCHASE AND CUMULATIVE PURCHASE PRIVILEGE. If an investor or eligible group of related investors purchases Class A shares of the Fund concurrently with Class A shares of other Prudential mutual funds, the purchases may be combined to take advantage of the reduced or waived sales charges applicable to larger purchases. See "How to Buy, Sell and Exchange Shares of the Fund--How to Buy Shares--Step 2: Choose a Share Class--Reducing or Waiving Class A's Initial Sales Charge" in the Prospectus.

     An eligible group of related Fund investors includes any combination of the following:

     o    an individual

     o    the individual's spouse, their children and their parents

     o    the individual's and spouse's Individual Retirement Account (IRA)

     o any company controlled by the individual (a person, entity or group that holds 25% or more of the outstanding voting securities of a company will be deemed to control the company, and a partnership will be deemed to be controlled by each of its general partners)

     o a trust created by the individual, the beneficiaries of which are the individual, his or her spouse, parents or children

     o a Uniform Gifts to Minors Act/Uniform Transfers to Minors Act account created by the individual or the individual's spouse

     o one or more employee benefit plans of a company controlled by an individual.

     In addition, an eligible group of related Fund investors may include an employer (or group of related employers) and one or more qualified retirement plans of such employer or employers (an employer controlling, controlled by or under common control with another employer is deemed related to that employer).

     The Transfer Agent, Distributor or your broker must be notified at the time of purchase that the investor is entitled to a reduced sales charge. The reduced sales charge will be granted subject to confirmation of the investor's holdings. The Combined Purchase and Cumulative Purchase Privilege does not apply to individual participants in any retirement or group plans.

     LETTERS OF INTENT. Reduced sales charges also are available to investors (or an eligible group of related investors), who enter into a written Letter of Intent providing for the investment, within a thirteen-month period, of a specific dollar amount in the Fund and other Prudential mutual funds (Letter of Intent). Retirement and group plans no longer qualify to purchase Class A shares at NAV by entering into a Letter of Intent.

     For purposes of the Letter of Intent, the value of all shares of the Fund and shares of other Prudential mutual funds (excluding money market funds other than those acquired pursuant to the exchange privilege) which were previously purchased and are still owned are also included in determining the applicable reduction. However, the value of shares held directly with the Transfer Agent or its affiliates, and through your broker, will not be aggregated to determine the reduced sales charge.

     A Letter of Intent permits an investor to establish a total investment goal to be achieved by any number of investments over a thirteen-month period. Each investment made during the period will receive the reduced sales charge applicable to the amount represented by the goal as if it were a single investment. Escrowed Class A shares totaling 5% of the dollar amount of the Letter of Intent will be held by the Transfer Agent in the name of the investors. The effective date of a Letter of Intent may be back-dated up to 90 days, in order that any investments made during this 90-day period, valued at the investor's cost, can be applied to the fulfillment of the Letter of Intent goal.

     The Letter of Intent does not obligate the investor to purchase, nor the Fund to sell, the indicated amount. In the event the Letter of Intent goal is not satisfied within the thirteen-month period, the investor is required to pay the difference between the sales charges otherwise applicable to the purchases made during this period and sales charges actually paid. Such payment may be made directly to the Distributor or, if not paid, the Distributor will liquidate sufficient escrowed shares to obtain such difference. Investors electing to purchase Class A shares of the Fund pursuant to a Letter of Intent should carefully read such Letter of Intent.

     The Distributor must be notified at the time of purchase that the investor is entitled to a reduced sales charge. The reduced sales charge will be granted subject to confirmation of the investor's holdings. Letters of Intent are not available to any individual participants in any retirement or group plans.

CLASS B SHARES

     The offering price of Class B shares for investors choosing one of the deferred sales charge alternatives is the NAV next determined following receipt of an order in proper form by the Transfer Agent, your broker or the Distributor. Redemptions of Class B shares may be subject to a CDSC. See "Contingent Deferred Sales Charge" below.

     The Distributor will pay, from its own resources, sales commissions of up to 4% of the purchase price of Class B shares to brokers, financial advisers and other persons who sell Class B shares at the time of sale. This facilitates the ability of the Fund to sell the Class B shares without an initial sales charge being deducted at the time of purchase. The Distributor anticipates that it will recoup its advancement of sales commissions from the combination of the CDSC and the distribution fee.

CLASS C SHARES

     The offering price of Class C shares is the next determined NAV plus a 1% sales charge. In connection with the sale of Class C shares, the Distributor will pay, from its own resources, brokers, financial advisers and other persons which distribute Class C shares a sales commission of up to 2% of the purchase price at the time of the sale.

WAIVER OF INITIAL SALES CHARGE--CLASS C SHARES

     BENEFIT PLANS. Certain group retirement plans may purchase Class C Shares without the initial sales charge. For more information, call Prudential at (800) 353-2847.

     INVESTMENTS OF REDEMPTION PROCEEDS FROM OTHER INVESTMENT COMPANIES. Investors may purchase Class C shares at NAV, without the initial sales charge, with the proceeds from the redemption of shares of any unaffiliated registered investment company which were not held through an account with any Prudential affiliate. Such purchases must be made within 60 days of the redemption. Investors eligible for this waiver include: (1) investors purchasing shares through an account at Prudential Securities; (2) investors purchasing shares through an ADVANTAGE Account or an Investor Account with PruSec; and (3) investors purchasing shares through other brokers. This waiver is not available to investors who purchase shares directly from the Transfer Agent. You must notify your broker if you are entitled to this waiver and provide it with such supporting documents as it may deem appropriate.

CLASS Z SHARES

     BENEFIT PLANS. Certain group retirement plans may purchase Class Z shares if they meet the required minimum for amount of assets, average account balance or number of eligible employees. For more information about these requirements, call Prudential at (800) 353-2847.

     MUTUAL FUND PROGRAMS. Class Z shares also can be purchased by participants in any fee-based program or trust program sponsored by Prudential or an affiliate that includes mutual funds as investment options and the Fund as an available option. Class Z shares also can be purchased by investors in certain programs sponsored by broker-dealers, investment advisers and financial planners who have agreements with Prudential Investments Advisory Group relating to:

     o Mutual fund "wrap" or asset allocation programs, where the sponsor places Fund trades, links its clients' accounts to a master account in the sponsor's name and charges its clients a management, consulting or other fee for its services

     o Mutual fund "supermarket" programs, where the sponsor links its clients' accounts to a master account in the sponsor's name and the sponsor charges a fee for its services.

     Broker-dealers, investment advisers or financial planners sponsoring these mutual fund programs may offer their clients more than one class of shares in the Fund in connection with different pricing options for their programs. Investors should consider carefully any separate transaction and other fees charged by these programs in connection with investing in each available share class before selecting a share class.

     OTHER TYPES OF INVESTORS. Class Z shares also are available for purchase by the following categories of investors:

     o Certain participants in the MEDLEY Program (group variable annuity contracts) sponsored by Prudential for whom Class Z shares of the Prudential mutual funds are an available investment option

     o Current and former Directors/Trustees of the Prudential mutual funds (including the Fund)

     o    Prudential, with an investment of $10 million or more.

     In connection with the sale of Class Z shares, the Manager, the Distributor or one of their affiliates may pay dealers, financial advisers and other persons which distribute shares a finders' fee from its own resources based on a percentage of the net asset value of shares sold by such persons.

     RIGHTS OF ACCUMULATION. Reduced sales charges also are available through Rights of Accumulation, under which an investor or an eligible group of related investors, as described above under "Combined Purchase and Cumulative Purchase Privilege," may aggregate the value of their existing holdings of shares of the Fund and shares of other Prudential mutual funds (excluding money market funds other than those acquired pursuant to the exchange privilege) to determine the reduced sales charge. Rights of Accumulation may be applied across the classes of the Prudential mutual funds. The value of shares held directly with the Transfer Agent and through your broker will not be aggregated to determine the reduced sales charge. The value of existing holdings for purposes of determining the reduced sales charge is calculated using the maximum offering price (NAV plus maximum sales charge) as of the previous business day. See "Risk/Return Summary--Evaluating Performance" in the Prospectus.

     The Distributor or the Transfer Agent must be notified at the time of purchase that the shareholder is entitled to a reduced sales charge. The reduced sales charges will be granted subject to confirmation of the investor's holdings. Rights of Accumulation are not available to individual participants in any retirement or group plans.

SALE OF SHARES

     You can redeem your shares at any time for cash at the NAV next determined after the redemption request is received in proper form (in accordance with procedures established by the Transfer Agent in connection with investors' accounts) by the Transfer Agent, the Distributor or your broker. In certain cases, however, redemption proceeds will be reduced by the amount of any applicable CDSC, as described below. See "Contingent Deferred Sales Charge" below. If you are redeeming your shares through a broker, your broker must receive your sell order before the Fund computes its NAV for that day (that is, 4:15 p.m., New York time) in order to receive that day's NAV. Your broker will be responsible for furnishing all necessary documentation to the Distributor and may charge you for its services in connection with redeeming shares of the Fund.

     If you hold shares of the Fund through Prudential Securities, you must redeem your shares through Prudential Securities. Please contact your Prudential Securities financial adviser.

     In order to redeem shares, a written request for redemption signed by you exactly as the account is registered is required. If you hold certificates, the certificates must be received by the Transfer Agent, the Distributor or your broker in order for the redemption request to be processed. If redemption is requested by a corporation, partnership, trust or fiduciary, written evidence of authority acceptable to the Transfer Agent must be submitted before such request will be accepted. All correspondence and documents concerning redemptions should be sent to the Fund in care of its Transfer Agent, Prudential Mutual Fund Services LLC, Attention:
Redemption Services, P.O. Box 8149, Philadelphia, PA 19101-8179, to the Distributor, or to your broker.

     SIGNATURE GUARANTEE. If the proceeds of the redemption (1) exceed $100,000,
(2) are to be paid to a person other than the record owner, (3) are to be sent to an address other than the address on the Transfer Agent's records, or (4) are to be paid to a corporation, partnership, trust or fiduciary and your shares are held directly with the Transfer Agent, the signature(s) on the redemption request or stock power must be signature guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker, dealer or credit union. The Transfer Agent reserves the right to request additional information from, and make reasonable inquiries of, any eligible guarantor institution. In the case of redemptions from a PruArray Plan, if the proceeds of the redemption are invested in another investment option of the plan in the name of the record holder and at the same address as reflected in the Transfer Agent's records, a signature guarantee is not required.

     Payment for shares presented for redemption will be made by check within seven days after receipt by the Transfer Agent, the Distributor or your broker of the written request and certificates, if issued, except as indicated below. If you hold shares through Prudential Securities, payment for shares presented for redemption will be credited to your account at your broker, unless you indicate otherwise. Such payment may be postponed or the right of redemption suspended at times (1) when the New York Stock Exchange is closed for other than customary weekends and holidays, (2) when trading on such Exchange is restricted, (3) when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (4) during any other period when the Commission, by order, so permits; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (2), (3) or (4) exist.

     Payment for redemption of recently purchased shares will be delayed until the Fund or its Transfer Agent has been advised that the purchase check has been honored, which may take up to 10 calendar days from the time of receipt of the purchase check by the Transfer Agent. Such delay may be avoided by purchasing shares by wire or by certified or cashier's check.

     EXPEDITED REDEMPTION PRIVILEGE. By electing the Expedited Redemption Privilege, you may arrange to have redemption proceeds sent to your bank account. The Expedited Redemption Privilege may be used to redeem shares in an amount of $200 or more, except if any account for which an expedited redemption is requested has a net asset value of less than $200, the entire account will be redeemed. Redemption proceeds in the amount of $1,000 or more will be remitted by wire to your bank account at a domestic commercial bank which is a member of the Federal Reserve System. Redemption proceeds of less than $1,000 will be mailed by check to your designated bank account. Any applicable contingent deferred sales charge will be deducted from the redemption proceeds. Expedited redemption requests may be made by telephone or letter, must be received by the Fund prior to 4:15 p.m., New York time, to receive a redemption amount based on that day's NAV and are subject to the terms and conditions as set forth in the Prospectus regarding redemption of shares. For more information, see "How to Buy, Sell and Exchange Shares of the Fund--Telephone Redemptions and Exchanges" and "--Expedited Redemption Privilege" in the Prospectus. The Expedited Redemption Privilege may be modified or terminated at any time without notice. To receive further information, shareholders should contact Prudential Mutual Fund Services LLC at (800) 225-1852.

     REDEMPTION IN KIND. If the Board of Directors determines that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in kind of securities from the investment portfolio of the Fund, in lieu of cash, in conformity with applicable rules of the Commission. Securities will be readily marketable and will be valued in the same manner as in a regular redemption. If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash. The Fund, however, has elected to be governed by Rule 18f-1 under the Investment Company Act, under which the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the NAV of the Fund during any 90-day period for any one shareholder.

     INVOLUNTARY REDEMPTION. In order to reduce expenses of the Fund, the Board of Directors may redeem all of the shares of any shareholder, other than a shareholder which is an IRA or other tax-deferred retirement plan, whose account has a net asset value of less than $500 due to a redemption. The Fund will give such shareholders 60 days' prior written notice in which to purchase sufficient additional shares to avoid such redemption. No CDSC will be imposed on any such involuntary redemption.

     90-DAY REPURCHASE PRIVILEGE. If you redeem your shares and have not previously exercised the repurchase privilege, you may reinvest back into your account any portion or all of the proceeds of such redemption in shares of the same fund at the NAV next determined after the order is received, which must be within 90 days after the date of the redemption. Any CDSC paid in connection with such redemption will be credited (in shares) to your account. (If less than a full repurchase is made, the credit will be on a PRO RATA basis.) You must notify the Transfer Agent, either directly or through the Distributor or your broker, at the time the repurchase privilege is exercised, to adjust your account for the CDSC you previously paid. Thereafter, any redemptions will be subject to the CDSC applicable at the time of the redemption. See "Contingent Deferred Sales Charge" below.

CONTINGENT DEFERRED SALES CHARGE

     Redemptions of Class B shares will be subject to a contingent deferred sales charge of CDSC declining from 5% to zero over a six-year period. Class C shares redeemed within 18 months of purchase will be subject to a 1% CDSC. The CDSC will be deducted from the redemption proceeds and reduce the amount paid to you. The CDSC will be imposed on any redemption by you which reduces the current value of your Class B or Class C shares to an amount which is lower than the amount of all payments by you for shares during the preceding six years, in the case of Class B shares, and 18 months, in the case of Class C shares. A CDSC will be applied on the lesser of the original purchase price or the current value of the shares being redeemed. Increases in the value of your shares or shares acquired through reinvestment of dividends or distributions are not subject to a CDSC. The amount of any CDSC will be paid to and retained by the Distributor.

     For federal income tax purposes, the amount of the CDSC will reduce the gain or increase the loss, as the case may be, on the amount recognized on the redemption of shares.

     The amount of the CDSC, if any, will vary depending on the number of years from the time of payment for the purchase of shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month will be aggregated and deemed to have been made on the last day of the month. The CDSC will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. See "Shareholder Investment Account--Exchange Privilege" below.

     The following table sets forth the rates of the CDSC applicable to redemptions of Class B shares:

                                          CONTINGENT DEFERRED SALES
                                           CHARGE AS A PERCENTAGE
      YEAR SINCE PURCHASE                  OF DOLLARS INVESTED OR
         PAYMENT MADE                        REDEMPTION PROCEEDS
      -------------------                 --------------------------
            First ...............................    5.0%
            Second ..............................    4.0%
            Third ...............................    3.0%
            Fourth ..............................    2.0%
            Fifth ...............................    1.0%
            Sixth ...............................    1.0%
            Seventh .............................    None

     In determining whether a CDSC is applicable to a redemption, the calculation will be made in a manner that results in the lowest possible rate. It will be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in NAV above the total amount of payments for the purchase of Class B shares made during the preceding six years and 18 months for Class C shares; then of amounts representing the cost of shares held beyond the applicable CDSC period; and finally, of amounts representing the cost of shares held for the longest period of time within the applicable CDSC period.

     For example, assume you purchased 100 Class B shares at $10 per share for a cost of $1,000. Subsequently, you acquired 5 additional Class B shares through dividend reinvestment. During the second year after the purchase you decided to redeem $500 of your investment. Assuming at the time of the redemption the NAV had appreciated to $12 per share, the value of your Class B shares would be $1,260 (105 shares at $12 per share). The CDSC would not be applied to the value of the reinvested dividend shares and the amount which represents appreciation ($260). Therefore, $240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 4% (the applicable rate in the second year after purchase) for a total CDSC of $9.60.

     WAIVER OF CONTINGENT DEFERRED SALES CHARGE--CLASS B SHARES. The CDSC will be waived in the case of a redemption following the death or disability of a shareholders or, in the case of a trust account, following the death or disability of the grantor. The waiver is available for total or partial redemptions of shares owned by a person, either individually or in joint tenancy, at the time of death or initial determination of disability, provided that the shares were purchased prior to death or disability.

     The CDSC will also be waived in the case of a total or partial redemption in connection with certain distributions made without penalty under the Internal Revenue Code from a tax-deferred retirement plan, an IRA or Section 403(b) custodial account. For more information, call Prudential at (800) 353-2847.

     Finally, the CDSC will be waived to the extent that the proceeds from shares redeemed are invested in Prudential mutual funds, The Guaranteed Investment Account, and the Guaranteed Insulated Separate Account or units of the Stable Value Fund.

     SYSTEMATIC WITHDRAWAL PLAN. The CDSC will be waived (or reduced) on certain redemptions effected through the Systematic Withdrawal Plan. On an annual basis, up to 12% of the total dollar amount subject to the CDSC may be redeemed without charge. The Transfer Agent will calculate the total amount available for this waiver annually on the anniversary date of your purchase or, for shares purchased prior to March 1, 1998, on March 1 of the current year. The CDSC will be waived (or reduced) on redemptions until this threshold 12% is reached.

     In addition, the CDSC will be waived on redemptions of shares held by Directors of the Fund.

     You must notify the Fund's Transfer Agent either directly or through your broker, at the time of redemption, that you are entitled to waiver of the CDSC and provide the Transfer Agent with such supporting documentation as it may deem appropriate. The waiver will be granted subject to confirmation of your entitlement.

     In connection with these waivers, the Transfer Agent will require you to submit the supporting documentation set forth below.

CATEGORY OF WAIVER                                    REQUIRED DOCUMENTATION
------------------                                    ----------------------
Death A copy of the shareholder's death certificate or, in the case of a trust, a copy of the grantor's death certificate, plus a copy of the trust agreement identifying the grantor.

Disability--An individual           A copy of the Social Security Administration
will be considered disabled         award letter or a letter from a physician on
if he or she is unable to           the physician's letterhead stating that the
engage in any substantial           shareholder (or, in the case of a trust, the
gainful activity by a reason        grantor (copy of the trust agreement
of any medically                    indentifying the grantor will be required as
determinable physical or            well)) is permanently disabled. The letter
mental impairment which can         must also indicate the date of disability.
be expected to result in
death or to be of
long-continued and
indefinite duration.

Distribution from an IRA or         A distribution form from the custodial firm
403(b) Custodial Account            indicating (i) the date of birth of the
                                    shareholder and (ii) that the shareholder is over age 591 @2 and is taking a normal distribution--signed by the shareholder.

Distribution from                   A letter signed by the plan
Retirement Plan                     administrator/trustee indicating the reason

Excess Contributions                A letter from the shareholder (for an IRA)
                                    or the plan administrator/ trustee on
                                    company letterhead indicating the amount of the excess and whether or not taxes have been paid.

     The Transfer Agent reserves the right to request such additional documents as it may deem appropriate.

WAIVER OF CONTINGENT DEFERRED SALES CHARGE--CLASS C SHARES

     BENEFIT PLANS. The CDSC will be waived for redemptions by certain group retirement plans for which Prudential or brokers not affiliated with Prudential provide administrative or recordkeeping services. The CDSC also will be waived for certain redemptions by benefit plans sponsored by Prudential and its affiliates. For more information, call Prudential at (800) 353-2847.

CONVERSION FEATURE--CLASS B SHARES

     Class B shares will automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. Conversions will be effected at relative net asset value without the imposition of any additional sales charge.

     Since the Fund tracks amounts paid rather than the number of shares bought on each purchase of Class B shares, the number of Class B shares eligible to convert to Class A shares (excluding shares acquired through the automatic reinvestment of dividends and other distributions) (the Eligible Shares) will be determined on each conversion date in accordance with the following formula: (i) the ratio of (a) the amounts paid for Class B shares purchased at least seven years prior to the conversion date to (b) the total amount paid for all Class B shares purchased and then held in your account (ii) multiplied by the total number of Class B shares purchased and then held in your account. Each time any eligible Shares in your account convert to Class A shares, all shares or amounts representing Class B shares then in your account that were acquired through the automatic reinvestment of dividends and other distributions will convert to Class A shares.

     For purposes of determining the number of Eligible Shares, if the Class B shares in your account on any conversion date are the result of multiple purchases at different net asset values per share, the number of Eligible Shares calculated as described above will generally be either more or less than the number of shares actually purchased approximately seven years before such conversion date. For example, if 100 shares were initially purchased at $10 per share (for a total of $1,000) and a second purchase of 100 shares was subsequently made at $11 per share (for a total of $1,100), 95.24 shares would convert approximately seven years from the initial purchase (that is, $1,000 divided by $2,100 (47.62%), multiplied by 200 shares equal 95.24 shares). The Manager reserves the right to modify the formula for determining the number of Eligible Shares in the future as it deems appropriate on notice to shareholders.

     Since annual distribution-related fees are lower for Class A shares than Class B shares, the per share NAV of the Class A shares may be higher than that of the Class B shares at the time of conversion. Thus, although the aggregate dollar value will be the same, you may receive fewer Class A shares than Class B shares converted.

     For purposes of calculating the applicable holding period for conversions, all payments for Class B shares during the month will be deemed to have been made on the last day of the month, or for Class B shares acquired through exchange, or a series of exchanges, on the last day of the month in which the original payment for purchases of such Class B shares was made. For Class B shares previously exchanged for shares of a money market fund, the time period during which such shares were held in the money market fund will be excluded. For example, Class B shares held in a money market fund for one year would not convert to Class A shares until approximately eight years from purchase. For purposes of measuring the time period during which shares are held in a shares until approximately eight years from purchase. For purpose of measuring the time period during which shares are held in a money market fund, exchanges will be deemed to have been made on the last day of the month. Class B shares acquired through exchange will convert to Class A shares after expiration of the conversion period applicable to the original purchase of shares.

     The conversion feature may be subject to the continuing availability of opinions of counsel or rulings of the Internal Revenue Service (1) that the dividends and other distributions paid on Class A, Class B, Class C and Class Z shares will not constitute "preferential dividends" under the Internal Revenue Code and (2) that the conversion of shares does not constitute a taxable event. The conversion of Class B shares into Class B shares into Class A shares may be suspended if such opinions or rulings are no longer available. If conversions are suspended, Class B shares of the Fund will continue to be subject, possibly indefinitely, to their higher annual distribution and service fee.

                         SHAREHOLDER INVESTMENT ACCOUNT

     Upon the initial purchase of Fund shares, a Shareholder Investment Account is established for each investor under which a record of the shares held is maintained by the Transfer Agent. If a stock certificate is desired, it must be requested in writing for each transaction. Certificates are issued only for full shares and may be redeposited in the Account at any time. There is no charge to the investor for issuance of a certificate. The Fund makes available to its shareholders the following privileges and plans.

     AUTOMATIC REINVESTMENT OF DIVIDENDS AND/OR DISTRIBUTIONS. For the convenience of investors, all dividends and distributions are automatically reinvested in full and fractional shares of the Fund at net asset value per share. An investor may direct the Transfer Agent in writing not less than five full business days prior to the record date to have subsequent dividends and/or distributions sent in cash rather than reinvested. In the case of recently purchased shares for which registration instructions have not been received by the record date, cash payment will be made directly to the broker. Any shareholder who receives dividends or distributions in cash may subsequently reinvest any such dividend or distribution at NAV by returning the check to the Transfer Agent within 30 days after the payment date. Such reinvestment will be made at the NAV per share next determined after receipt of the check by the Transfer Agent. Shares purchased with reinvested dividends and/or distributions will not be subject to CDSC upon redemption.

     EXCHANGE PRIVILEGE. The Fund makes available to its shareholders the privilege of exchanging their shares of the Fund for shares of certain other Prudential mutual funds, including one or more specified money market funds, subject in each case to the minimum investment requirements of such funds. Shares of such other Prudential mutual funds may also be exchanged for shares of the Fund. All exchanges are made on the basis of the relative NAV next determined after receipt of an order in proper form. An exchange will be treated as a redemption and purchase for tax purposes. Shares may be exchanged for shares ofanother fund only if shares of such fund may legally be sold under applicable state laws. For retirement and group plans having a limited menu of Prudential mutual funds, the Exchange Privilege is available for those funds eligible for investment in the particular program.

     It is contemplated that the Exchange Privilege may be applicable to new mutual funds whose shares may be distributed by the Distributor.

     In order to exchange shares by telephone, you must authorize telephone exchanges on your initial application form or by written notice to the Transfer Agent and hold shares in non-certificate form. Thereafter, you may call the Fund at (800) 225-1852 to execute a telephone exchange of shares on weekdays, except holidays, between the hours of 8:00 a.m. and 8:00 p.m., New York time. For your protection and to prevent fraudulent exchanges, your telephone call will be recorded and you will be asked to provide your personal identification number. A written confirmation of the exchange transaction will be sent to you. Neither the Fund nor its agents will be liable for any loss, liability or cost which results from acting upon instructions reasonably believed to be genuine under the foregoing procedures. All exchanges will be made on the basis of the relative NAV of the two funds next determined after the request is received in good order.

     If you hold shares through Prudential Securities, you must exchange your shares by contacting your Prudential Securities financial adviser.

     If you hold certificates, the certificates must be returned in order for the shares to be exchanged.

     You may also exchange shares by mail by writing to Prudential Mutual Fund Services LLC, Attention: Exchange Processing, P.O. Box 8157, Philadelphia, PA 19101-8179.

     In periods of severe market or economic conditions the telephone exchange of shares may be difficult to implement and you should make exchanges by mail by writing to Prudential Mutual Fund Services LLC at the address noted above.

     CLASS A. Shareholders of the Fund may exchange their Class A shares for Class A shares of certain other Prudential mutual funds and shares of the money market funds specified below. No fee or sales load will be imposed upon the exchange. Shareholders of money market funds who acquired such shares upon exchange of Class A shares may use the exchange privilege only to acquire Class A shares of the Prudential mutual funds participating in the exchange privilege.

     The following money market funds participate in the Class A exchange privilege:

            Prudential California Municipal Fund
              (California Money Market Series)

            Prudential Government Securities Trust
              (Money Market Series)
              (U.S. Treasury Money Market Series)

            Prudential Municipal Series Fund
              (New York Money Market Series)
              (New Jersey Money Market Series)

            Prudential MoneyMart Assets, Inc.

            Prudential Tax-Free Money Fund, Inc.

     CLASS B AND CLASS C. Shareholders of the Fund may exchange their Class B and Class C shares of the Fund for Class B and Class C shares, respectively, of certain other Prudential mutual funds and shares of Special Money Market Fund, Inc., a money market mutual fund. No CDSC will be payable upon such exchange, but a CDSC may be payable upon the redemption of the Class B and Class C shares acquired as a result of the exchange. The applicable sales charge will be that imposed by the fund in which shares were initially purchased and the purchase date will be deemed to be the first day of the month after the initial purchase, rather than the date of the exchange.

     Class B and Class C shares of the Fund may also be exchanged for shares of an eligible money market fund without imposition of any CDSC at the time of exchange. Upon subsequent redemption from such money market fund or after re-exchange into the Fund, such shares will be subject to the CDSC calculated without regard to the time such shares were held in the money market fund. In order to minimize the period of time in which shares are subject to a CDSC, shares exchanged out of the money market fund will be exchanged on the basis of their remaining holding periods, with the longest remaining holding periods being exchanged first. In measuring the time period shares are held in a money market fund and "tolled" for purposes of calculating the CDSC holding period, exchanges are deemed to have been made on the last day of the month. Thus, if shares are exchanged into the Fund from a money market fund during the month (and are held in the Fund at the end of the month), the entire month will be included in the CDSC holding period. Conversely, if shares are exchanged into a money market fund prior to the last day of the month (and are held in the money market fund on the last day of the month), the entire month will be excluded from the CDSC holding period. For purposes of calculating the seven year holding period applicable to the Class B conversion feature, the time period during which Class B shares were held in a money market fund will be excluded.

     At any time after acquiring shares of other funds participating in the Class B or Class C exchange privilege, a shareholder may again exchange those shares (and any reinvested dividends and distributions) for Class B or Class C shares of the Fund, respectively, without subjecting such shares to any CDSC. Shares of any fund participating in the Class B or Class C exchange privilege that were acquired through reinvestment of dividends or distributions may be exchanged for Class B or Class C shares of other funds, respectively, without being subject to any CDSC.

     CLASS Z. Class Z shares may be exchanged for Class Z shares of other Prudential mutual funds.

     Additional details about the Exchange Privilege and prospectuses for each of the Prudential mutual funds are available from the Fund's Transfer Agent, Prudential Securities or PruSec. The Exchange Privilege may be modified, terminated or suspended on 60 days' notice, and any fund, including the Fund, or the Distributor, has the right to reject any exchange application relating to such fund's shares.

     SPECIAL EXCHANGE PRIVILEGES. A special exchange privilege is available for shareholders who qualify to purchase Class A shares at NAV and for shareholders who qualify to purchase Class Z shares. Under this exchange privilege, amounts representing any Class B and Class C shares which are not subject to a CDSC, held in such a shareholder's account will automatically exchanged for Class A shares for shareholders who qualify to purchase Class A shares at NAV on a quarterly basis unless the shareholder elects otherwise. Shareholders who qualify to purchase Class Z shares will have their Class B and Class C shares which are not subject to a CDSC and their Class A shares exchanged for Class Z shares on a quarterly basis. Eligibility for this exchange privilege will be calculated on the business day prior to the date of the exchange. Amounts representing Class B or Class C shares which are not subject to a CDSC include the following: (1) amounts representing Class B or Class C shares acquired pursuant to the automatic reinvestment of dividends distributions, (2) amounts representing the increase in the net asset value above the total amount of payments for the purchase of Class B or Class C shares and (3) amounts representing Class B or Class C shares held beyond the applicable CDSC period. Class B and Class C shareholders must notify the Transfer Agent either directly or through Prudential Securities, PruSec or another broker that they are eligible for this special exchange privilege.

     Participants in any fee-based program for which the Fund is an available option will have their Class A shares if any, exchanged for Class Z shares when they elect to have those assets become a part of the fee-based program. Upon leaving the program (whether voluntarily or not), such Class Z shares (and, to the extent provided for in the program, Class Z shares acquired through participation in the program) will be exchanged for Class A shares at net asset value.

     Additional details about the exchange privilege and prospectuses for each of the Prudential mutual funds are available from the Fund's Transfer Agent, the Distributor or your broker. The exchange privilege may be modified, terminated or suspended on sixty days' notice, and any fund, including the Fund, or the Distributor, has the right to reject any exchange application relating to such fund's shares. See "How to Buy, Sell and Exchange Shares of the Fund--Frequent Trading" in the Prospectus.

     DOLLAR COST AVERAGING. Dollar cost averaging is a method of accumulating shares by investing a fixed amount of dollars in shares at set intervals. An investor buys more shares when the price is low and fewer shares when the price is high. The average cost per share is lower than it would be if a constant number of shares were bought at set intervals.

     Dollar cost averaging may be used, for example, to plan for retirement, to save for a major expenditure, such as the purchase of a home, or to finance a college education. The cost of a year's education at a four-year college may average around $22,500 at a private college and around $10,600 at a public university. Assuming these costs increase at a rate of 7% a year, the cost of one year at a private college could reach $44,300 and over $21,000 at a public university in 10 years.(1)

     The following chart shows how much you would need in monthly investments to achieve specified lump sums to finance your investment goals.(2)


PERIOD OF MONTHLY INVESTMENTS:       $100,000      $150,000       $200,000      $250,000
------------------------------       --------      --------       --------      --------
      25 Years ....................    $  105        $  158         $  210        $  263
      20 Years ....................       170           255            340           424
      15 Years ....................       289           433            578           722
      10 Years ....................       547           820          1,093         1,366
       5 Years ....................     1,361         2,041          2,721         3,402

See  "Automatic Investment Plan (AIP)"  below.
----------

(1) Source information concerning the costs of education at public and private universities is available from The College Board Annual Survey of Colleges. Average costs for private institutions include tuition, fees, room and board for the 1998-1999 academic year.

(2) The chart assumes an effective rate of return of 8% (assuming monthly compounding). This example is for illustrative purposes only and is not intended to reflect the performance of an investment in shares of the Fund. The investment return and principal value of an investment will fluctuate so that an investor's shares when redeemed may be worth more or less than their original cost.

AUTOMATIC INVESTMENT PLAN (AIP)

     Under AIP, an investor may arrange to have a fixed amount automatically invested in shares of the Fund by authorizing his or her bank account or brokerage account (including a Command Account) to be debited to invest specified dollar amounts for subsequent investment into the Fund. The investor's bank must be a member of the Automatic Clearing House System.

     Further information about this program and an application form can be obtained from the Transfer Agent, the Distributor or your broker.

SYSTEMATIC WITHDRAWAL PLAN

     A systematic withdrawal plan is available to shareholders through Prudential Securities or the Transfer Agent. Such withdrawal plan provides for monthly, quarterly, semi-annual or annual redemption checks in any amount, except as provided below, up to the value of the shares in the shareholder's account. Systematic withdrawals of Class B or Class C shares may be subject to a CDSC. See "How to Buy, Sell and Exchange Shares of the Fund--How to Sell Your Shares--Contingent Deferred Sales Charge (CDSC)" in the Prospectus.

     In the case of shares held through the Transfer Agent (1) a $10,000 minimum account value applies, (2) systematic withdrawals may not be for less than $100 and (3) all dividends and/or distributions must be automatically reinvested in additional full and fractional shares of the Fund in order for the shareholder to participate in the plan. See "Automatic Reinvestment of Dividends and/or Distributions" above.

     The Transfer Agent, the Distributor or your broker act as an agent for the shareholder in redeeming sufficient full and fractional shares to provide the amount of the systematic withdrawal. The systematic withdrawal plan may be terminated at any time, and the Distributor reserves the right to initiate a fee of up to $5 per withdrawal, upon 30 days' written notice to the shareholder.

     Systematic withdrawals should not be considered as dividends, yield or income. If systematic withdrawals continuously exceed reinvested dividends and distributions, the shareholder's original investment will be correspondingly reduced and ultimately exhausted.

     Furthermore, each systematic withdrawal constitutes a redemption of shares, and any gain or loss realized must be recognized for federal income tax purposes. In addition, systematic withdrawals made concurrently with purchases of additional shares are inadvisable because of the sales charges applicable to
(1) the purchase of Class A and Class C shares and (2) the redemption of Class B and Class C shares. Each shareholder should consult his or her own tax adviser with regard to the tax consequences of the plan, particularly if used in connection with a retirement plan.

TAX-DEFERRED RETIREMENT PLANS

     Various tax-deferred retirement plans, including 401(k) plans, self-directed individual retirement accounts and "tax-deferred accounts" under
Section 403(b)(7) of the Internal Revenue Code, are available through the Distributor. These plans are for use by both self-employed individuals and corporate employers. These plans permit either self-direction of accounts by participants, or a pooled account arrangement. Information regarding the establishment, administration, and custodial fees as well as other plan details are available from the Distributor or the Transfer Agent.

     Investors who are considering the adoption of such a plan should consult with their own legal counsel or tax adviser with respect to the establishment and maintenance of any such plan.

     INDIVIDUAL RETIREMENT ACCOUNTS. An IRA permits the deferral of federal income tax on income earned in the account until the earnings are withdrawn. The following chart represents a comparison of the earnings in a personal savings account with those in an IRA, assuming a $2,000 annual contribution, an 8% rate of return and a 39.6% federal income tax bracket and shows how much more retirement income can accumulate within an IRA as opposed to a taxable individual savings account.

                           TAX-DEFERRED COMPOUNDING(1)

CONTRIBUTIONS MADE OVER:                             PERSONAL SAVINGS    IRA
------------------------                             ---------------- ---------
        10 years ...................................     $ 26,165      $ 31,291
        15 years ...................................       44,676        58,649
        20 years ...................................       68,109        98,846
        25 years ...................................       97,780       157,909
        30 years ...................................      135,346       244,692
----------

(1) The chart is for illustrative purposes only and does not represent the performance of the Fund or any specific investment. It shows taxable versus tax-deferred compounding for the periods and on the terms indicated. Earnings in a traditional IRA account will be subject to tax when withdrawn from the account. Distributions from a Roth IRA which meet the conditions required under the Internal Revenue Code will not be subject to tax upon withdrawal from the account.

MUTUAL FUND PROGRAMS

     From time to time, the Fund (or a portfolio of the Fund, if applicable) may be included in a mutual fund program with other Prudential mutual funds. Under such a program, a group of portfolios will be selected and thereafter marketed collectively. Typically, these programs are created with an investment theme, such as pursuit of greater diversification, protection from interest rate movements or access to different management styles. In the event such a program is instituted, there may be a minimum investment requirement for the program as a whole. The Fund may waive or reduce the minimum initial investment requirements in connection with such a program.

     The mutual funds in the program may be purchased individually or as a part of a program. Since the allocation of portfolios included in the program may not be appropriate for all investors, investors should consult their financial advisor concerning the appropriate blend of portfolios for them. If investors elect to purchase the individual mutual funds that constitute the program in an investment ratio different from that offered by the program, the standard minimum investment requirements for the individual mutual funds will apply.


                                 NET ASSET VALUE

     The price an investor pays for each share is based on the share value. The Fund's share value-known as the net asset value per share or NAV-is determined by subtracting its liabilities from the value of its assets and dividing the remainder by the number of outstanding shares. NAV is calculated separately for each class. The Directors have fixed the specific time of day for the computation of the Fund's net asset value to be as of 4:15 p.m., New York time.

     Under the Investment Company Act, the Board of Directors is responsible for determining in good faith the fair value of securities of the Fund. In accordance with procedures adopted by the Board of Directors, the value of investments listed on a securities exchange and NASDAQ National Market System securities (other than options on stock and stock indices) are valued at the last sale price on the day of valuation or, if there was no sale on such day, the mean between the last bid and asked prices on such day, as provided by a pricing service or principal market marker. Corporate bonds (other than convertible debt securities) and U.S. Government securities that are actively traded in the over-the-counter market, including listed securities for which the primary market is believed to be over-the-counter, are valued on the basis of valuations provided by a pricing service which uses information with respect to transactions in bonds, quotations from bond dealers, agency ratings, market transactions in comparable securities and various relationships between securities in determining value. Convertible debt securities that are actively traded in the over-the-counter market, including listed securities for which the primary market is believed to be over-the-counter, are valued at the mean between the last reported bid and asked prices provided by principal market makers. Options on stock and stock indices traded on an exchange are valued at the mean between the most recently quoted bid and asked prices on the respective exchange and futures contracts and options thereon are valued at their last sale prices as of the close of trading on the applicable commodities exchange. Quotations of foreign securities in a foreign currency are converted to U.S. dollar equivalents at the current rate obtained from a recognized bank or dealer, and forward currency exchange contracts are valued at the current cost of covering or offsetting such contacts. Should an extraordinary event, which is likely to affect the value of the security, occur after the close of an exchange on which a portfolio security is traded, such security will be valued at fair value considering factors determined in good faith by the investment adviser under procedures established by and under the general supervision of the Fund's Board of Directors.

     Securities or other assets for which reliable market quotations are not readily available or for which the pricing agent or principal market maker does not provide a valuation or methodology or provides a valuation or methodology that, in the judgment of the Manager or Subadviser (or Valuation Committee or Board of Directors) does not represent fair value, are valued by the Valuation Committee or Board of Directors in consultation with the Manager or Subadviser. Short-term debt securities are valued at cost, with interest accrued or discount amortized to the date of maturity, if their original maturity was 60 days or less, unless this is determined by the Directors not to represent fair value. Short-term securities with remaining maturities of more than 60 days, for which market quotations are readily available, are valued at their current market quotations as supplied by an independent pricing agent or principal market maker.

     The Fund will compute its NAV at 4:15 p.m., New York time, on each day the New York Stock Exchange is open for trading except on days on which no orders to purchase, sell or redeem Fund shares have been received or days on which changes in the value of the Fund's portfolio securities do not affect NAV. In the event the New York Stock Exchange closes early on any business day, the NAV of the Fund's shares shall be determined at the time between such closing and 4:15 p.m., New York time.

                       TAXES, DIVIDENDS AND DISTRIBUTIONS

     The Fund is qualified as, intends to remain qualified as, and has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code for each taxable year. This will relieve the Fund (but not its shareholders) from paying federal income tax on income which is distributed to shareholders, and, permit net capital gains of the Fund (that is, the excess of capital gains from the sale of assets held for more than 12 months over net short-term capital losses) to be treated as capital gains of the shareholders.

     Qualification of the Fund as a regulated investment company under the Internal Revenue Code requires, among other things, that (a) at least 90% of the Fund's annual gross income (without reduction for losses from the sale or other disposition of stock, securities, or foreign currency) be derived from interest, dividends, payments with respect to securities loans and gains from the sale or other disposition of securities or options thereon or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock or securities or currencies; (b) the Fund diversify its holdings so that, at the end of each quarter of the taxable year (i) at least 50% of the value of the Fund's assets is represented by cash, U.S. Government securities and other stock or securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund's assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities of any one issuer (other than U.S. Government securities); and (c) the Fund distribute to its shareholders at least 90% of its net investment income and net short-term gains (that is, the excess of net short-term capital gains over net long-term capital losses) in each year.

     The Fund is required to distribute 98% of its ordinary income in the same calendar year in which it is earned. The Fund is also required to distribute during the calendar year 98% of the capital gain net income it earned during the 12 months ending on October 31 of such calendar year, as well as all undistributed ordinary income and undistributed capital gain net income from the prior year or the twelve-month period ending on October 31 of such prior year, respectively. To the extent it does not meet these distribution requirements, the Fund will be subject to a nondeductible 4% excise tax on the undistributed amount. For purposes of this excise tax, income on which the Fund pays income tax is treated as distributed.

     Any dividends or capital gains distributions paid shortly after a purchase by an investor may have the effect of reducing the per share NAV of the investor's shares by the per share amount of the dividends or capital gains distributions. Furthermore, such dividends or capital gains distributions, although in effect a return of capital, are subject to federal income taxes. Therefore, prior to purchasing shares of the Fund, the investor should carefully consider the impact of dividends or capital gains distributions, which are expected to be or have been announced.

     For federal income tax purposes, the Fund had a capital loss carryforward as of March 31, 2001, of approximately $17,233,000 of which $1,697,600 expires in 2007, $6,980,600 expires in 2008 and $8,554,800 which expires in 2009.

     The per share dividends on Class B and Class C shares will generally be lower than the per share dividends on Class A and Class Z shares as a result of the higher distribution-related fee applicable with respect to the Class B and Class C shares. The per share dividends on Class A will be lower than the per share dividends on Class Z as a result of the distribution-related fees applicable to Class A shares. The per share distributions of net capital gains, if any, will be paid in the same amounts for Class A, Class B, Class C and Class Z shares. See "Net Asset Value."

     Dividends received by corporate shareholders are eligible for a dividends-received deduction of 70% to the extent the dividends are comprised of qualified dividends received by the Fund from domestic corporations. Interest income, capital gain net income, gain or loss from Section 1256 contracts (described above), dividend income from foreign corporations and income from other sources will not constitute qualified dividends. Individual shareholders are not eligible for the dividends-received deduction.

     If the Fund pays a dividend in January which was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend or distribution will be treated for tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which such dividend was declared.

     Shareholders electing to receive dividends and distributions in the form of additional shares will have a cost basis for federal income tax purposes in each share so received equal to the NAV of a share of the Fund on the reinvestment date.

     Dividends of net investment income and net short-term capital gains paid to a shareholder (including a shareholder acting as a nominee or fiduciary) who is a nonresident alien individual, a foreign corporation or a foreign partnership (foreign shareholder) are subject to a 30% (or lower treaty rate) withholding tax upon the gross amount of the dividends or distributions unless the dividends or distributions are effectively connected with a U.S. trade or business conducted by the foreign shareholder. Capital gain distributions paid to a foreign shareholder are generally not subject to withholding tax. A foreign shareholder will, however, be required to pay U.S. income tax on any dividends and capital gain distributions which are effectively connected with a U.S. trade or business of the foreign shareholder.

     Under certain provisions of the Internal Revenue Code, some shareholders may be subject to a 31% withholding tax on ordinary income dividends, capital gains dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom a certified taxpayer identification number is not on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number.

     Any net capital gains distributed to shareholders will be taxable as capital gains to the shareholders, whether or not reinvested and regardless of the length of time a shareholder has owned his or her shares. The maximum capital gains rate for individuals is 20% with respect to assets held for more than 12 months. The maximum tax rate for individuals for ordinary income is 39.6%. The maximum capital gains rate for corporate shareholders currently is the same as the maximum corporate tax rate for ordinary income. Not later than 60 days after the close of its taxable year, the Fund will provide the shareholders with a written notice designating the amounts of any capital gain or ordinary income dividends.

     Any gain or loss realized upon a sale or redemption of shares of the Fund by a shareholder who is not a dealer in securities will be treated as capital gain or loss. Any such capital gain or loss will be treated as long-term capital loss if the shares were held for more than 12 months. In the case of an individual, the maximum long-term federal capital gains rate is generally 20%. However, capital gains of individuals and corporations on the sale of shares acquired after December 31, 2000 and held greater than 5 years will be eligible for a reduced long-term capital gains rate. Any loss realized by a shareholder upon the sale of shares of the Fund held by the shareholder for six months or less will be treated as long-term capital loss to the extent of any capital gains distributions received by the shareholder.

     Any loss realized on a sale, redemption or exchange of shares of the Fund by a shareholder will be disallowed to the extent the shares are replaced within a 61-day period beginning 30 days before the disposition of shares. Shares purchased pursuant to the reinvestment of a dividend or distribution will constitute a replacement of shares. Under certain circumstances, a shareholder who acquires shares of the Fund and sells, exchanges or otherwise disposes of such shares within 90 days of acquisition may not be allowed to include sales charges incurred in acquiring such shares for purposes of calculating gain or loss realized upon a sale or exchange of shares of the Fund.

     In certain cases where the fund acquires a put or writes a call on securities or otherwise holds an offsetting position with respect to the securities, the Fund's holding period in such securities may be tolled. Gains and losses on the sale, lapse or other termination of options on securities will generally be treated as gains and losses from the sale of securities. If an option written by the Fund on securities lapses or is terminated through a closing transaction, such as a repurchase by the Fund of the option from its holder, the Fund will generally realize short-term capital gain or loss. If securities are sold by the Fund pursuant to the exercise of a call option written by it, the fund will include the premium received in the sale proceeds of the securities delivered in determining the amount of gain or loss on the sale. Certain of the Fund's transactions may be subject to wash sale, short sale, conversion transaction, constructive sale and straddle provisions of the Internal Revenue Code.

     Special rules apply to most options on stock indexes, futures contracts and options thereon, and forward foreign currency exchange contracts in which the Fund may invest. See "Description of the Fund, Its Investments and Risks." These investments will generally constitute Section 1256 contracts and will be required to be "marked-to-market" for federal income tax purposes at the end of the Fund's taxable year; that is, treated as having been sold at their fair market value on the last day of the Fund's taxable year. Except with respect to certain forward foreign currency exchange contracts, 60% of any gain or loss recognized on such "deemed sales" and on actual dispositions will be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss.

     Gain or loss on the sale, lapse or other termination of options on stock and on narrowly-based stock indices will be capital gain or loss and will be long-term or short-term depending upon the holding period of the option. In addition, positions which are part of a straddle will be subject to certain wash sale and short sale provisions of the Internal Revenue Code. In the case of a straddle, the Fund may be required to defer the recognition of losses on positions it holds to the extent of any unrecognized gain on offsetting positions held by the Fund. The conversion transaction rules may apply to certain transactions to treat all or a portion of the gain thereon as ordinary income rather than as capital gain.

     Internal Revenue Code Section 1259 requires the recognition of gain (but not loss) if the Fund makes a "constructive sale" of an appreciated financial position (for example, stock). The Fund generally will be considered to make a constructive sale of an appreciated financial position if it sells the same or substantially identical property short, enters into a futures or forward contract to deliver the same or substantially identical property, or enters into certain other similar transactions.

     Debt securities acquired by the Fund, such as zero coupon, pay-in-kind, deferred payment and distressed securities, may be subject to original issue discount and market discount rules. In any such case, as income accrues it will be treated as earned by the Fund and will be subject to the distribution requirements of the Internal Revenue Code described above. Because the accrued income may not be represented by cash, the Fund may have to dispose of other securities and use the proceeds to make the required distributions. Debt securities acquired by the Fund also may be subject to the market discount rules.

     Under the Internal Revenue Code, gains or losses attributable to fluctuations in exchange rates which occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities are treated as ordinary income or ordinary loss. Similarly, gains or losses on forward foreign currency exchange contracts or dispositions of debt securities denominated in a foreign currency attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security and the date of disposition also are treated as ordinary gain or loss. These gains, referred to under the Internal Revenue Code as "Section 988" gains or losses, increases or decreases the amount of the Fund's investment company taxable income available to be distributed to its shareholders as ordinary income, rather than increasing or decreasing the amount of the Fund's net capital gain. If Section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to make any ordinary dividend distributions, or distributions made before the losses were realized would be recharacterized as a return of capital to shareholders, rather than as an ordinary dividend, reducing each shareholder's basis in his or her Fund shares.

     Income received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Income tax treaties between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine in advance the effective rate of foreign tax to which the Fund will be subject, since the amount of the Fund's assets to be invested in various countries will vary. The Fund does not expect to meet the requirements of the Internal Revenue Code for "passing-through" to its shareholders any foreign income taxes paid.

     Prospective investors in the Fund, including foreign persons, are urged to consult their own tax advisers regarding specific questions as to federal, state or local taxes.

                             PERFORMANCE INFORMATION

     YIELD. The Fund may from time to time advertise its yield as calculated over a 30-day period. Yield is calculated separately for Class A, Class B, Class C and Class Z shares. This yield is computed by dividing the Fund's net investment income per share earned during this 30-day period by the maximum offering price per share on the last day of this period. Yield is calculated according to the following formula:

                          YIELD = 2 [(a - b + 1)(6) - 1]
                                      -----
                                      cd

Where:   a = dividends and interest earned during the period.
         b = expenses accrued for the period (net of reimbursements).
         c = the average daily number of shares outstanding during the period that were entitled to receive dividends.
         d = the maximum offering price per share on the last day of the period.

     The yields for the 30-day period ended March 31, 2001 for the Fund's Class A, Class B, Class C and Class Z shares were 10.57%, 10.50%, 10.39%, and 11.19%, respectively.

     Yield fluctuates and an annualized yield quotation is not a representation by the Fund as to what an investment in the Fund will actually yield for any given period. Yields for the Fund will vary based on a number of factors including changes in NAV, market conditions, the level of interest rates and the level of Fund income and expenses.

     The Board of Directors of the Fund has adopted procedures to ensure that the Fund's yield is calculated in accordance with Commission regulations. Under those procedures, limitations may be placed on yield to maturity calculations of particular securities.

     AVERAGE ANNUAL TOTAL RETURN. The Fund may also advertise its average annual total return. Average annual total return is determined separately for Class A, Class B, Class C and Class Z shares.

     Average annual total return is computed according to the following formula:

                               P (1 + T )(n) = ERV

Where:   P     =  a hypothetical initial payment of $1,000.
         T     =  average annual total return.

         n     =  number of years.
         ERV   =  ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5 or 10 year periods at the end of the 1, 5 or 10 year periods (or fractional portion thereof).

     Average annual total return assumes reinvestment of all dividends and distributions and takes into account any applicable initial or contingent deferred sales charges but does not take into account any federal or state income taxes that may be payable upon redemption.

     Below are the average annual total returns for the Fund's share classes for the periods ended March 31, 2001.

                                                       1          5          10         SINCE    INCEPTION
WITH WAIVER AND/OR EXPENSE SUBSIDY                   YEAR       YEARS       YEARS     INCEPTION    DATE
----------------------------------                  -------     -----       -----     ---------  ---------
Class A .........................................    -9.74%      N/A         N/A        -4.01%    5-5-98
Class B .........................................   -11.45%      N/A         N/A        -4.26%    5-5-98
Class C .........................................    -8.38%      N/A         N/A        -3.49%    5-5-98
Class Z .........................................    -5.35%      N/A         N/A        -2.29%    5-5-98


                                                       1          5          10         SINCE    INCEPTION
WITHOUT WAIVER AND/OR EXPENSE SUBSIDY*               YEAR       YEARS       YEARS     INCEPTION    DATE
--------------------------------------              -------     -----       -----     ---------  ---------
Class A .........................................    -9.74%      N/A         N/A       -4.25%    5-5-98
Class B .........................................   -11.45%      N/A         N/A       -4.51%    5-5-98
Class C .........................................    -8.38%      N/A         N/A       -3.73%    5-5-98
Class Z .........................................    -5.35%      N/A         N/A       -2.53%    5-5-98

* As of April 1, 2000, PIFM had discontinued its management fee waiver of .15 of 1%.

     AGGREGATE TOTAL RETURN. The Fund may also advertise its aggregate total return. Aggregate total return is determined separately for Class A, Class B, Class C and Class Z shares.

     Aggregate total return represents the cumulative change in the value of an investment in the Fund and is computed according to the following formula:

                                     ERV - P
                                     -------
                                        P

Where:   P   = a hypothetical initial payment of $1,000.
         ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5 or 10 year periods at the end of the 1, 5 or 10 year periods (or fractional portion thereof).

     Aggregate total return does not take into account any federal or state income taxes that may be payable upon redemption or any applicable initial or contingent deferred sales charges.

     Below are the aggregate total returns for the Fund's share classes for the periods ended March 31, 2001.

                                                   1           5          10         SINCE    INCEPTION
WITH WAIVER AND/OR EXPENSE SUBSIDY               YEAR        YEARS       YEARS     INCEPTION    DATE
----------------------------------               ------      -----       -----     ---------  ---------
Class A ......................................   -5.98%       N/A         N/A       -7.51%     5-5-98
Class B ......................................   -6.45%       N/A         N/A       -8.88%     5-5-98
Class C ......................................   -6.45%       N/A         N/A       -8.88%     5-5-98
Class Z ......................................   -5.35%       N/A         N/A       -6.52%     5-5-98

                                                   1           5          10         SINCE    INCEPTION
WITHOUT WAIVER AND/OR EXPENSE SUBSIDY*           YEAR        YEARS       YEARS     INCEPTION    DATE
--------------------------------------           ------      -----       ------    ---------  ---------
Class A ......................................   -5.98%       N/A         N/A       -8.18%     5-5-98
Class B ......................................   -6.45%       N/A         N/A       -9.54%     5-5-98
Class C ......................................   -6.45%       N/A         N/A       -9.54%     5-5-98
Class Z ......................................   -5.35%       N/A         N/A       -7.18%     5-5-98

* As of April 1, 2000, PIFM had discontinued its management fee waiver of .15 of 1%.

     ADVERTISING. Advertising materials for the Fund may include biographical information relating to its portfolio manager(s), and may include or refer to commentary by the Fund's manager(s) concerning investment style, investment discipline, asset growth, current or past business experience, business capabilities, political, economic or financial conditions and other matters of general interest to investors. Advertising materials for the Fund also may include mention of The Prudential Insurance Company of America, its affiliates and subsidiaries, and reference the assets, products and services of those entities.

     From time to time, advertising materials for the Fund may include information concerning retirement and investing for retirement, may refer to the approximate number of Fund shareholders and may refer to Lipper rankings or Morningstar ratings, other related analyses supporting those ratings, other industry publications, business periodicals and market indices. In addition, advertising materials may reference studies or analyses performed by the Manager or its affiliates. Advertising materials for sector funds, funds that focus on market capitalizations, index funds and international/global funds may discuss the potential benefits and risks of that investment style. Advertising materials for fixed income funds may discuss the benefits and risks of investing in the bond market including discussions of credit quality, duration and maturity.

     Set forth below is a chart which compares the performance of different types of investments over the long-term and the rate of inflation.(1)


PERFORMANCE COMPARISON OF DIFFERENT TYPES OF INVESTMENTS
OVER THE LONG TERM (12/31/1925-12/31/2000)


                               [GRAPHIC OMITTED]


                     Common Stock               11.1%
                     Long-Term Gov't. Bonds      5.3%
                     Inflation                   3.1%
----------

(1) Source: Ibbotson Associates. Used with permission. All rights reserved. Common stock returns are based on the Standard and Poor's 500 Composite Stock Price Index, a market-weighted, unmanaged index of 500 common stocks in a variety of industry sectors. It is a commonly used indicator of broad stock price movements. This chart is for illustrative purposes only, and is not intended to represent the performance of any particular investment or fund. Investors cannot invest directly in an index. Past performance is not a guarantee of future results.


                              FINANCIAL STATEMENTS

     The Fund's financial statements for the fiscal year ended March 31, 2001, incorporated into this SAI by reference to the Fund's 2001 annual report to shareholders (File No. 333-23593 and 811-08101), have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting. You may obtain a copy of the Fund's annual report at no charge by request to the Fund by calling (800) 225-1852, or by writing to the Fund at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

                     APPENDIX I--HISTORICAL PERFORMANCE DATA

     The historical performance data contained in this Appendix relies on data obtained from statistical services, reports and other services believed by the Manager to be reliable. The information has not been independently verified by the Manager.

     The following chart shows the long-term performance of various asset classes and the rate of inflation.

                EACH INVESTMENT PROVIDES A DIFFERENT OPPORTUNITY

                               [GRAPHIC OMITTED]

Value of $1.00 invested on            Small Stocks     $6,402.23
1/1/1926 through 12/31/2000           Common Stocks    $2,586.52
                                      Long-Term Bonds  $   48.86
                                      Treasury Bills   $   16.56
                                      Inflation        $    9.75

Source: Ibbotson Associates. Used with permission. All rights reserved. This chart is for illustrative purposes only and is not indicative of the past, present, or future performance of any asset class or any Prudential mutual fund.

Generally, stock returns are due to capital appreciation and the reinvestment of any gains. Bond returns are due to reinvesting interest. Also, stock prices usually are more volatile than bond prices over the long-term. Small stock returns for 1926-1989 are those of stocks comprising the 5th quintile of the New York Stock Exchange. Thereafter, returns are those of the Dimensional Fund Advisors (DFA) Small Company Fund. Common stock returns are based on the S&P Composite Index, a market-weighted, unmanaged index of 500 stocks (currently) in a variety of industries. It is often used as a broad measure of stock market performance.

Long-term government bond returns are measured using a constant one-bond portfolio with a maturity of roughly 20 years. Treasury bill returns are for a one-month bill. Treasuries are guaranteed by the government as to the timely payment of principal and interest; equities are not. Inflation is measured by the consumer price index (CPI).

IMPACT OF INFLATION. The "real" rate of investment return is that which exceeds the rate of inflation, the percentage change in the value of consumer goods and the general cost of living. A common goal of long-term investors is to outpace the erosive impact of inflation on investment returns.

     Set forth below is historical performance data relating to various sectors of the fixed-income securities markets. The chart shows the historical total returns of U.S. Treasury bonds, U.S. mortgage securities, U.S. corporate bonds, U.S. high yield bonds and world government bonds on an annual basis from 1990 through 2000. The total returns of the indices include accrued interest, plus the price changes (gains or losses) of the underlying securities during the period mentioned. The data is provided to illustrate the varying historical total returns and investors should not consider this performance data as an indication of the future performance of the Fund or of any sector in which the Fund invests.

     All information relies on data obtained from statistical services, reports and other services believed by the Manager to be reliable. Such information has not been verified. The figures do not reflect the operating expenses and fees of a mutual fund. See "Risk/Return Summary--Fees and Expenses" in the prospectus. The net effect of the deduction of the operating expenses of a mutual fund on these historical total returns, including the compounded effect over time, could be substantial.

           HISTORICAL TOTAL RETURNS OF DIFFERENT BOND MARKET SECTORS

------------------------------------------------------------------------------------------------------------------
YEAR                     1990     1991    1992    1993     1994    1995    1996    1997    1998     1999     2000
------------------------------------------------------------------------------------------------------------------
U.S. Government
Treasury Bonds(1)        8.5%    15.3%    7.2%   10.7%   (3.4)%   18.4%    2.7%    9.6%   10.0%   (2.56)%   13.52%
------------------------------------------------------------------------------------------------------------------
U.S. Government
Mortgage Securities(2)  10.7%    15.7%    7.0%    6.8%   (1.6)%   16.8%    5.4%    9.5%    7.0%    1.86%    11.16%
------------------------------------------------------------------------------------------------------------------
U.S. Investment Grade
Corporate Bonds(3)       7.1%    18.5%    8.7%   12.2%   (3.9)%   22.3%    3.3%   10.2%    8.6%   (1.96)%    9.39%
------------------------------------------------------------------------------------------------------------------
U.S. High Yield
Bonds(4)                (9.6)%   46.2%   15.8%   17.1%   (1.0)%   19.2%   11.4%   12.8%    1.6%    2.39%    (5.86)%
------------------------------------------------------------------------------------------------------------------
World Government
Bonds(5)                15.3%    16.2%    4.8%   15.1%    6.0%    19.6%    4.1%   (4.3)%   5.3%   (5.07)%   (2.63)%
------------------------------------------------------------------------------------------------------------------
Difference between
highest and lowest      24.9%    30.9%   11.0%   10.3%    9.9%    5.5%     8.7%   17.1%    8.4%    7.46%    19.10%
returns percent
------------------------------------------------------------------------------------------------------------------

(1) LEHMAN BROTHERS TREASURY BOND INDEX is an unmanaged index made up of over 150 public issues of the U.S. Treasury having maturities of at least one year.

(2) LEHMAN BROTHERS MORTGAGE-BACKED SECURITIES INDEX is an unmanaged index that includes over 600 15- and 30-year fixed-rate mortgage-backed securities of the Government National Mortgage Association (GNMA), Federal National Mortgage Association (FNMA), and the Federal Home Loan Mortgage Corporation (FHLMC).

(3) LEHMAN BROTHERS CORPORATE BOND INDEX includes over 3,000 public fixed-rate, nonconvertible investment-grade bonds. All bonds are U.S.
     dollar-denominated issues and include debt issued or guaranteed by foreign sovereign governments, municipalities, governmental agencies or international agencies. All bonds in the index have maturities of at least one year. Source: Lipper Inc.

(4) LEHMAN BROTHERS HIGH YIELD BOND INDEX is an unmanaged index comprising over 750 public, fixed-rate, nonconvertible bonds that are rated Ba1 or lower by Moody's Investors Service (or rated BB+ or lower by Standard & Poor's or Fitch Investors Service). All bonds in the index have maturities of at least one year.

(5) SALOMON SMITH BARNEY WORLD GOVERNMENT INDEX (NON U.S.) includes over 800 bonds issued by various foreign governments or agencies, excluding those in the U.S., but including those in Japan, Germany, France, the U.K., Canada, Italy, Australia, Belgium, Denmark, the Netherlands, Spain, Sweden, and Austria. All bonds in the index have maturities of at least one year.

This chart illustrates the performance of major world stock markets for the period from December 31, 1985 through December 31, 2000. It does not represent the performance of any Prudential mutual fund.

           AVERAGE ANNUAL TOTAL RETURNS OF MAJOR WORLD STOCK MARKETS
                  (12/31/1985 - 12/31/2000) (IN U.S. DOLLARS)

                               [GRAPHIC OMITTED]

                           Sweden              19.12%
                           Hong Kong           17.63%
                           Spain               17.30%
                           Netherlands         16.96%
                           France              16.08%
                           Belgium             15.65%
                           USA                 15.09%
                           Switzerland         14.91%
                           Europe              14.44%
                           U.K.                14.30%
                           Denmark             13.93%
                           Singapore/Malaysia  11.55%
                           Germany             11.09%
                           Canada              10.71%
                           Italy               10.49%
                           Australia           10.09%
                           Norway               8.23%
                           Japan                6.55%
                           Austria              5.70%

Source: Morgan Stanley Capital International (MSCI) and Lipper Inc. as of 12/31/00. Used with permission. Morgan Stanley Country indexes are unmanaged indexes which include those stocks making up the largest two-thirds of each country's total stock market capitalization. Returns reflect the reinvestment of all distributions. This chart is for illustrative purposes only and is not indicative of the past, present or future performance of any specific investment. Investors cannot invest directly in stock indexes.

This chart shows the growth of a hypothetical $10,000 investment made in the stocks representing the S&P 500 Stock Index with and without reinvested dividends.

                               [GRAPHIC OMITTED]

                                 (1971 - 2000)

        Capital Appreciation and Reinvesting Dividends       $414,497
        Capital Appreciation only                            $143,308


Source: Lipper Inc. Used with permission. All rights reserved. This chart is for illustrative purposes only and is not intended to represent the past, present or future performance of any Prudential mutual fund. Common stock total return is based on the Standard & Poor's 500 Composite Stock Price Index, a market-value-weighted index made up of 500 of the largest stocks in the U.S. based upon their stock market value. Investors cannot invest directly in indexes.

                  WORLD STOCK MARKET CAPITALIZATION BY REGION
                           WORLD TOTAL: 19.0 TRILLION

                               [GRAPHIC OMITTED]

                             U.S.            50.6%
                             Europe          33.6%
                             Pacific Basin   13.4%
                             Canada           2.4%


Source: Morgan Stanley Capital International, December 31, 2000. Used with permission. This chart represents the capitalization of major world stock markets as measured by the Morgan Stanley Capital International (MSCI) World Index. The total market capitalization is based on the value of approximately 1577 companies in 22 countries (representing approximately 60% of the aggregate market value of the stock exchanges). This chart is for illustrative purposes only and does not represent the allocation of any Prudential mutual fund.

     The chart below shows the historical volatility of general interest rates as measured by the long U.S. Treasury Bond.

           LONG TERM U.S. TREASURY BOND YIELD IN PERCENT (1926-2000)

                               [GRAPHIC OMITTED]

                               1926         3.5%
                               1936         2.7%
                               1946         2.1%
                               1956         2.7%
                YEAR-END       1966         4.5%
                               1976         6.0%
                               1986        12.0%
                               1996         8.5%
                               2000         5.5%

------------

Source: Ibbotson Associates. Used with permission. All rights reserved. The chart illustrates the historical yield of the long-term U.S. Treasury Bond from 1926-2000. Yields represent that of an annually renewed one-bond portfolio with a remaining maturity of approximately 20 years. This chart is for illustrative purposes and should not be construed to represent the yields of any Prudential mutual fund.

                      APPENDIX II--GENERAL INVESTMENT INFORMATION

ASSET ALLOCATION

     Asset allocation is a technique for reducing risk and providing balance. Asset allocation among different types of securities within an overall investment portfolio helps to reduce risk and to potentially provide stable returns, while enabling investors to work toward their financial goal(s). Asset allocation is also a strategy to gain exposure to better performing asset classes while maintaining investment in other asset classes.

DIVERSIFICATION

     Diversification is a time-honored technique for reducing risk, providing "balance" to an overall portfolio and potentially achieving more stable returns. Owning a portfolio of securities mitigates the individual risks (and returns) of any one security. Additionally, diversification among types of securities reduces the risks (and general returns) of any one type of security.

DURATION

     Debt securities have varying levels of sensitivity to interest rates. As interest rates fluctuate, the value of a bond (or a bond portfolio) will increase or decrease. Longer term bonds are generally more sensitive to changes in interest rates. When interest rates fall, bond prices generally rise. Conversely, when interest rates rise, bond prices generally fall.

     Duration is an approximation of the price sensitivity of a bond (or a bond portfolio) to interest rate changes. It measures the weighted average maturity of a bond's (or a bond portfolio's) cash flows, I.E., principal and interest rate payments. Duration is expressed as a measure of time in years--the longer the duration of a bond (or a bond portfolio), the greater the impact of interest rate changes on the bond's (or the bond portfolio's) price. Duration differs from effective maturity in that duration takes into account call provisions, coupon rates and other factors. Duration measures interest rate risk only and not other risks, such as credit risk and, in the case of non-U.S. dollar denominated securities, currency risk. Effective maturity measures the final maturity dates of a bond (or a bond portfolio).

MARKET TIMING

     Market timing--buying securities when prices are low and selling them when prices are relatively higher--may not work for many investors because it is impossible to predict with certainty how the price of a security will fluctuate. However, owning a security for a long period of time may help investors offset short-term price volatility and realize positive returns.

POWER OF COMPOUNDING

     Over time, the compounding of returns can significantly impact investment returns. Compounding is the effect of continuous investment on long-term investment results, by which the proceeds of capital appreciation (and income distributions, if elected) are reinvested to contribute to the overall growth of assets. The long-term investment results of compounding may be greater than that of an equivalent initial investment in which the proceeds of capital appreciation and income distributions are taken in cash.

STANDARD DEVIATION

     Standard deviation is an absolute (non-relative) measure of volatility which, for a mutual fund, depicts how widely the returns varied over a certain period of time. When a fund has a high standard deviation, its range of performance has been very wide, implying greater volatility potential. Standard deviation is only one of several measures of a fund's volatility.

                                  APPENDIX III
                  INFORMATION RELATING TO PORTFOLIO SECURITIES

     The following chart shows where the Fund fits in the Prudential Fund Family in terms of the duration of its portfolio securities.

                               [Graphic Ommitted]

CREDIT QUALITY                                          DURATION
--------------                                          --------

                    Short                 Intermediate             Long
               -----------------------------------------------------------------
    High        Money Market Funds     Government Income   National Municipals
                                                               Muni Insured
                                                             Single States CA,

                                      Global Total Return       FL, NJ, PA
               -----------------------------------------------------------------
    Med           Short-Term           Total Return Bond     Muni High Income
               Corporate Bond

                                                                CA Income
               -----------------------------------------------------------------
    Low                                 High Yield

                                        High Yield
                                       Total Return
               -----------------------------------------------------------------

     The Fund may provide: (i) higher yield and total return than Prudential's Government Income, Global Total Return and Total Return Bond funds, but with lower overall quality.

     Currently, the Fund is maintaining an intermediate-term duration. This is subject to change.



                                     III-1